                                                                     Exhibit 2.1

                         AGREEMENT AND PLAN OF MERGER

                                 by and among

                               VERTICALNET, INC.
                         (a Pennsylvania corporation),

                           ISADRA ACQUISITION CORP.
                          (a California corporation),

                                 ISADRA, INC.
                          (a California corporation),

                                  HUGO DALEY,
                               (an individual),

                                 MUSTAFA SYED
                               (an individual),

                                      and

                         TIRA CAPITAL MANAGEMENT, INC.
                        as Shareholders' Representative
                          (a California corporation)



                           dated as of May 24, 1999

                               Table of Contents
                                                                                                               Page
1.   THE MERGER; CLOSING......................................................................................   2
     1.1      The Merger......................................................................................   2
              ----------
     1.2      Effective Time..................................................................................   2
              --------------
     1.3      Effects of the Merger...........................................................................   2
              ---------------------
     1.4      Articles of Incorporation and Bylaws............................................................   2
              ------------------------------------
     1.5      Directors and Officers..........................................................................   2
              ----------------------
     1.6      Location, Date..................................................................................   2
              --------------
     1.7      Deliveries......................................................................................   3
              ----------

2.   MERGER CONSIDERATION; ADJUSTMENTS........................................................................   3
     2.1      Conversion of Capital Stock; Merger Consideration...............................................   3
              -------------------------------------------------
     2.2      No Fractional Shares............................................................................   5
              --------------------
     2.3      Estimated Closing Date Liabilities..............................................................   5
              ----------------------------------
     2.4      Closing Balance Sheet...........................................................................   5
              ---------------------
     2.5      Pre-Closing Merger Consideration Adjustment.....................................................   5
              -------------------------------------------
     2.6      Post-Closing Reduction of Merger Consideration..................................................   5
              ----------------------------------------------
     2.7      Post-Closing Increase of Merger Consideration...................................................   6
              ---------------------------------------------
     2.8      Shareholders' Representative....................................................................   7
              ----------------------------
     2.9      Resolution of Dispute...........................................................................   8
              ---------------------
     2.10     Dissenting Shares...............................................................................   9
              -----------------
     2.11     Exchange Procedures.............................................................................   9
              -------------------
     2.12     No Further Ownership Rights in Company Stock...................................................   11
              --------------------------------------------
     2.13     Lost, Stolen or Destroyed Certificates.........................................................   11
              --------------------------------------
     2.14     Taking of Necessary Action; Further Action.....................................................   11
              ------------------------------------------

3.   INDEMNITY ESCROW........................................................................................   12
     3.1      Creation of Indemnity Escrow...................................................................   12
              ----------------------------
     3.2      Terms  of Indemnity Escrow.....................................................................   12
              --------------------------
     3.3      Voting and Investment regarding Escrow Shares..................................................   12
              ---------------------------------------------

4.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE  PRINCIPAL SHAREHOLDERS................................   12
     4.1      Enforceable Obligations........................................................................   13
              -----------------------
     4.2      Authority; Ownership...........................................................................   13
              --------------------
     4.3      Validity of Contemplated Transactions..........................................................   13
              -------------------------------------
     4.4      Consents and Approvals.........................................................................   13
              ----------------------
     4.5      Authorizations.................................................................................   13
              --------------
     4.6      Accounts and Notes Receivable, etc.............................................................   13
              ----------------------------------
     4.7      Litigation.....................................................................................   14
              ----------
     4.8      Brokers........................................................................................   14
              -------

5.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY ...............................................   14
     5.1      Corporate Existence............................................................................   14
              -------------------
     5.2      Corporate Power; Authorization; Enforceable Obligations........................................   14
              -------------------------------------------------------

     5.3      Authority; Ownership...........................................................................   15
              --------------------
     5.4      Validity of Contemplated Transactions..........................................................   15
              -------------------------------------
     5.5      Capitalization of the Company..................................................................   15
              -----------------------------
     5.6      Transactions in Capital Stock..................................................................   16
              -----------------------------
     5.7      No Subsidiaries, etc...........................................................................   16
              --------------------
     5.8      Predecessor Status; etc........................................................................   16
              ------------------------
     5.9      Consents and Approvals.........................................................................   16
              ----------------------
     5.10     Third-Party Options, Warrants, etc.............................................................   16
              ----------------------------------
     5.11     Financial Statements...........................................................................   17
              --------------------
     5.12     Liabilities and Obligations....................................................................   18
              ---------------------------
     5.13     Accounts and Notes Receivable..................................................................   19
              -----------------------------
     5.14     Permits........................................................................................   19
              -------
     5.15     Real and Personal Property.....................................................................   19
              --------------------------
     5.16     Contracts and Commitments......................................................................   20
              -------------------------
     5.17     Government Contracts...........................................................................   22
              --------------------
     5.18     Title to Real Property.........................................................................   22
              ----------------------
     5.19     Insurance......................................................................................   22
              ---------
     5.20     Employees......................................................................................   22
              ---------
     5.21     Employee Benefit Plans and Arrangements........................................................   23
              ---------------------------------------
     5.22     Compliance with Law; Authorizations............................................................   26
              -----------------------------------
     5.23     Transactions With Affiliates...................................................................   27
              ----------------------------
     5.24     Litigation.....................................................................................   27
              ----------
     5.25     Restrictions...................................................................................   27
              ------------
     5.26     Taxes..........................................................................................   27
              -----
     5.27     Intellectual Property Matters..................................................................   29
              -----------------------------
     5.28     Completeness; No Violations....................................................................   30
              ---------------------------
     5.29     Absence of Changes.............................................................................   30
              ------------------
     5.30     Deposit Accounts; Powers of Attorney...........................................................   32
              ------------------------------------
     5.31     Books of Account...............................................................................   32
              ----------------
     5.32     Environmental Matters..........................................................................   32
              ---------------------
     5.33     No Illegal Payments............................................................................   34
              -------------------
     5.34     Disclosure.....................................................................................   34
              ----------
     5.35     Inventory and Equipment........................................................................   34
              -----------------------
     5.36     Corporate Records..............................................................................   34
              -----------------
     5.37     Customers......................................................................................   35
              ---------
     5.38     Product Warranties.............................................................................   35
              ------------------
     5.39     No Defective Products..........................................................................   35
              ---------------------
     5.40     Brokers........................................................................................   35
              -------

6.   REPRESENTATIONS OF THE PARENT AND NEWCO.................................................................   35
     6.1      Corporate Existence............................................................................   36
              -------------------
     6.2      Corporate Power and Authorization..............................................................   36
              ---------------------------------
     6.3      Consents and Approvals.........................................................................   36
              ----------------------
     6.4      Parent Common Stock............................................................................   36
              -------------------
     6.5      SEC Documents; Parent Financial Statements.....................................................   36
              ------------------------------------------

     6.6      No Conflicts...................................................................................   37
              ------------
     6.7      Absence of Changes.............................................................................   37
              ------------------
     6.8      Ownership of Newco; No Prior Activities........................................................   37
              ---------------------------------------
     6.9      Brokers........................................................................................   38
              -------

7.   COVENANTS OF THE COMPANY AND THE PRINCIPAL SHAREHOLDERS.................................................   38
     7.1      Conduct of Business............................................................................   38
              -------------------
     7.2      Compliance with Laws, etc......................................................................   42
              --------------------------
     7.3      Exclusivity....................................................................................   42
              -----------
     7.4      Third-Party Approvals..........................................................................   42
              ---------------------
     7.5      Amendment to Articles of Incorporation.........................................................   42
              --------------------------------------
     7.6      Non-Competition Agreements.....................................................................   43
              --------------------------
     7.7      Lock-Up Agreements.............................................................................   43
              ------------------
     7.8      Employment Agreements..........................................................................   43
              ---------------------
     7.9      Amendment to Convertible Securities............................................................   43
              -----------------------------------

8.   ADDITIONAL AGREEMENTS...................................................................................   43
     8.1      Fairness Hearing; Registration of Shares.......................................................   43
              ----------------------------------------
     8.2      Approval of the Shareholders...................................................................   44
              ----------------------------
     8.3      Access to Information..........................................................................   45
              ---------------------
     8.4      Expenses.......................................................................................   45
              --------
     8.5      Public Disclosure..............................................................................   46
              -----------------
     8.6      Approvals......................................................................................   46
              ---------
     8.7      FIRPTA Compliance..............................................................................   46
              -----------------
     8.8      Additional Documents and Further Assurances....................................................   46
              -------------------------------------------
     8.9      NNM Listing of Additional Shares Application...................................................   46
              --------------------------------------------
     8.10     Takeover Statutes..............................................................................   47
              -----------------
     8.11     Notification of Certain Matters................................................................   47
              -------------------------------
     8.12     Company Options, Warrants, etc.................................................................   47
              ------------------------------
     8.13     Tax Matters....................................................................................   47
              -----------

9.   CONDITIONS TO THE MERGER................................................................................   48
     9.1      Conditions to Obligations of Each Party to Effect the Merger...................................   48
              ------------------------------------------------------------
     9.2      Additional Conditions to Obligations of the Company............................................   49
              ---------------------------------------------------
     9.3      Additional Conditions to the Obligations of Parent and Newco...................................   50
              ------------------------------------------------------------

10.  INDEMNIFICATION; SURVIVAL...............................................................................   51
     10.1     General Indemnification by the Company and the Shareholders....................................   51
              -----------------------------------------------------------
     10.2     Indemnification by the Parent and Newco........................................................   52
              ---------------------------------------
     10.3     Third-Party Claims.............................................................................   53
              ------------------
     10.4     Limitations on Indemnification.................................................................   54
              ------------------------------
     10.5     Survival of Representations and Warranties.....................................................   55
              ------------------------------------------

11.  TERMINATION, AMENDMENT AND WAIVER.......................................................................   55
     11.1     Termination....................................................................................   55
              -----------

     11.2     Effect of Termination..........................................................................   56
              ---------------------
     11.3     Amendment......................................................................................   56
              ---------
     11.4     Extension; Waiver..............................................................................   56
              -----------------
     11.5     Procedure for Termination, Amendment, Extension or Waiver......................................   56
              ---------------------------------------------------------

12.  NONDISCLOSURE OF CONFIDENTIAL INFORMATION...............................................................   57
     12.1     The Parent.....................................................................................   57
     12.2     Damages........................................................................................   57

13.  GENERAL.................................................................................................   57
     13.1     Cooperation....................................................................................   57
              -----------
     13.2     Successors and Assigns.........................................................................   57
              ----------------------
     13.3     Entire Agreement...............................................................................   58
              ----------------
     13.4     Counterparts...................................................................................   58
              ------------
     13.5     Brokers and Agents.............................................................................   58
              ------------------
     13.6     Notices........................................................................................   58
              -------
     13.7     Governing Law..................................................................................   59
              -------------
     13.8     Exercise of Rights and Remedies................................................................   60
              -------------------------------
     13.9     Time...........................................................................................   60
              ----
     13.10    Severability...................................................................................   60
              ------------
     13.11    Remedies Cumulative............................................................................   60
              -------------------
     13.12    Captions.......................................................................................   60
              --------

14.  DEFINITIONS.............................................................................................   60

                         AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made as of May 24, 1999, by and among VERTICALNET, INC., a Pennsylvania corporation ("Parent"), ISADRA ACQUISITION CORP., a California corporation and a wholly-owned subsidiary of Parent ("Newco"), ISADRA, INC., a California corporation (the "Company"), HUGO DALEY, an individual, MUSTAFA SYED, an individual (collectively, the "Principal Shareholders"), and TIRA CAPITAL MANAGEMENT, INC., a California corporation, as Shareholders' Representative. Certain other terms are used herein as defined below in Article 14 or elsewhere in this Agreement.

                                 RECITALS
                                 --------

     A. This Agreement sets forth the terms and conditions under which Newco will merge with and into the Company (the "Merger") in accordance with this Agreement. The parties intend that (a) upon completion of the Merger, the Company will be a wholly-owned subsidiary of Parent and (b) for federal income tax purposes, the Merger will constitute a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For purposes of this Agreement, Parent, Newco and the Company are sometimes referred to herein as the "Constituent Corporations."

     B. The Board of Directors of each of the Constituent Corporations believes it is in the best interests of such Constituent Corporation and their respective shareholders that the Parent complete a business combination through the merger of Newco with and into the Company and, in furtherance thereof, have approved the Merger.

     C. The Boards of Directors of each of the Constituent Corporations have approved the Merger, this Agreement and the transactions contemplated hereby.

     D. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of capital stock of the Company shall be converted into the right to receive the Merger Consideration, subject to the terms and conditions hereinafter provided.

     E. Concurrently herewith, the Company and the Parent have entered into a Loan Agreement in the form attached hereto as Exhibit A.
                                              ---------

     F. The Company, the Principal Shareholders, Parent and Newco desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

     G. A portion of the Merger Consideration issued to the Shareholders of the Company in connection with the Merger shall be placed in escrow by Parent in accordance with the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the covenants, promises, representations and warranties set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:


                                 AGREEMENT
                                 ---------

1.   THE MERGER; CLOSING

     1.1  The Merger.  At the Effective Time and upon the terms and subject to
          ----------
the conditions hereof, and in accordance with the relevant provisions of the California Code, Newco shall be merged with and into the Company. Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") and a wholly-owned subsidiary of the Parent, and the separate corporate existence of Newco shall cease.

     1.2  Effective Time.  Unless this Agreement is earlier terminated
          --------------
pursuant to Section 11, as soon as practicable, but in any event within five Business Days after the satisfaction or waiver of all conditions to the Merger, the Company and Newco shall file with the Secretary of State of the State of California, an agreement of merger and such other appropriate documents executed in accordance with the California Code. The Merger shall become effective upon such filing or at such later time as may be specified in such filing (the "Effective Time").

     1.3  Effects of the Merger.  The Merger shall have the effects set forth
          ---------------------
in the California Code.

     1.4  Articles of Incorporation and Bylaws.  The Articles of Incorporation
          ------------------------------------
of Newco shall be the Articles of Incorporation of the Surviving Corporation from and after the Effective Time until thereafter amended in accordance with the provisions therein and as provided in the California Code. The bylaws of Newco shall be the bylaws of the Surviving Corporation from and after the Effective Time, continuing until thereafter amended in accordance with their terms and the Articles of Incorporation of the Surviving Corporation and as provided by the California Code.

     1.5  Directors and Officers.  The initial directors and officers of the
          ----------------------
Surviving Corporation shall be the directors and officers of Newco immediately prior to the Effective Time, until their successors are duly elected and qualified. Such persons shall hold such positions as directors and officers until their successors are elected or appointed in accordance with the Articles of Incorporation and the bylaws of the Surviving Corporation.

     1.6  Location, Date.  The closing (the "Closing") for the Merger and
          --------------
transactions contemplated thereby (the "Transactions") shall be held at the offices of Morgan, Lewis & Bockius LLP in Los Angeles, California, at 10:00 a.m. (local time) as promptly as practicable (and in any event within five Business
Days) after satisfaction or waiver of the conditions to the consummation of the Transactions set forth in Section 9 hereof, unless the parties hereto agree in writing to another date or place. The date on which the Closing occurs is referred to herein as the "Closing Date."

     1.7  Deliveries.  At the Closing, subject to the terms and conditions
          ----------
contained herein:

          (a) Newco and the Company shall deliver to the Secretary of State of the State of California all such documents as required under the California Code and the parties shall take all such other and further actions as may be required by the California Code and any other applicable Law to make the Merger effective upon the terms and subject to the conditions hereof;

          (b) the Parent shall deliver the Merger Consideration in accordance with the terms of Section 2.11; and

          (c) the parties shall also deliver to each other the respective agreements, legal opinions and other documents and instruments specified with respect to them in Section 9.

2.   MERGER CONSIDERATION; ADJUSTMENTS

     2.1  Conversion of Capital Stock; Merger Consideration.
          -------------------------------------------------

          (a) Subject to adjustment pursuant to Sections 2.5, 2.6 and 2.7 hereof and subject to the terms of Article 10 hereof, at the Effective Time, each issued and outstanding share of capital stock of the Company (other than shares to be canceled in accordance with Section 2.1(c) below) (collectively, "Company Stock") shall, by virtue of the Merger and without any action on the part of the holder thereof but subject to the effectiveness of the Merger, automatically be converted into the right to receive, without interest:

               (i) cash in an amount equal to the quotient of Three Million Dollars ($3,000,000) (the "Aggregate Cash Consideration"), divided by the total number of shares of Company Stock outstanding immediately prior to the Effective Time on a fully-diluted basis (assuming for such purpose the exercise of all then outstanding vested options, warrants, conversion rights, commitments or other rights to acquire shares of the Company's capital stock plus all then outstanding unvested Convertible Securities listed on Schedule 5.10 other than
                                                      -------------
(1) the options for 664,750 shares listed on Schedule 5.10 to the extent not
                                             -------------
vested, and (2) options issued in accordance with Section 7.1(i)) (the "Total Fully-Diluted Shares Outstanding"); and

               (ii) such number of shares of Parent Common Stock equal to the quotient of 500,000 shares of Parent Common Stock (the "Aggregate Stock Consideration," and collectively with the Aggregate Cash Consideration, the "Merger Consideration"), divided by the Total Fully-Diluted Shares Outstanding.

          (b) At the Effective Time, each share of capital stock of Newco issued and outstanding immediately prior to the effectiveness of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into one fully paid and non-assessable share of common stock of the Surviving Corporation, all of which converted common stock shall constitute all of the outstanding shares of capital stock of the Surviving Corporation immediately after the effectiveness of the Merger.

          (b) At the Effective Time, each share of capital stock of Newco issued and outstanding immediately prior to the effectiveness of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into one fully paid and non-assessable share of common stock of the Surviving Corporation, all of which converted common stock shall constitute all of the outstanding shares of capital stock of the Surviving Corporation immediately after the effectiveness of the Merger.

          (c) Each share of Company capital stock owned by the Company immediately prior to the Effective Time shall be automatically canceled and extinguished without any conversion thereof and without any further action on the part of the Parent, Newco or the Company.

          (d)  Treatment of Options, Warrants, etc.  At the Effective Time, any
               -----------------------------------
option, warrant, commitment or other right to acquire shares of the Company's capital stock (collectively, the "Options") then exercisable or any exercisable portion thereof, which is unexercised immediately prior to the Effective Time shall be automatically canceled and extinguished without any conversion thereof and without further action on the part of Parent, Newco or the Company. At the Effective Time, each Option (or part thereof) which is not then exercisable which is outstanding immediately prior to the Effective Time shall be assumed by Parent and converted into an option to purchase shares of Parent Common Stock in such amount and at such exercise price as provided below and otherwise having the same terms and conditions as are in effect immediately prior to the Effective Time (except to the extent that such terms, conditions and restrictions may be altered in accordance with their terms as a result of the transactions contemplated hereby):

               (i) The number of shares of Parent Common Stock to be subject to the new option shall be equal to the product of (x) the number of shares of capital stock of the Company issuable upon the exercise of the non-vested portion of the Option immediately prior to the Effective Time (assuming all conditions to the vesting of the non-vested portion of such Option had then been met) and (y) the fraction, the numerator of which is 531,914.89 and the denominator of which is the Total Fully-Diluted Shares Outstanding (such fraction, the "Conversion Number"); provided, however, that, in the case of any Options to which Section 421 of the Code applies by reason of its qualification under any of Sections 422-424 of the Code ("Qualified Company Options"), the option price, the number of shares purchasable pursuant to such Qualified Company Option and the terms and conditions of such option shall be determined in order to comply with Section 425(a) of the Code.

               (ii) The exercise price per share of Parent Common Stock under the new option shall be equal to (x) the exercise price per share of the capital stock of the Company applicable to the nonvested portion of the Option immediately prior to the Effective Time, divided by (y) the Conversion Number; and

               (iii) Upon each exercise of options by the holder thereof, the aggregate number of shares of Parent Common Stock deliverable upon such exercise shall be

     2.3  Estimated Closing Date Liabilities.  No later than five Business
          ----------------------------------
Days preceding the Closing Date, the Parent shall prepare an estimate, prepared in good faith, of the Actual Closing Date Liabilities (the "Estimated Closing Date Liabilities"), and shall deliver a copy of the same to the Company and the Shareholders' Representative (as defined in Section 2.8 below). The Company and the Principal Shareholders shall provide the Parent, its agents and representatives with full and complete access to the books of account and records of the Company then in its or their possession and its and their full cooperation to facilitate the compilation of information necessary to calculate the Estimated Closing Date Liabilities and to prepare the Closing Balance Sheet (as defined in Section 2.4 below).

     2.4  Closing Balance Sheet.  Within ninety (90) days following the
          ---------------------
Closing Date, the Parent shall cause its independent public accountants to prepare an audited balance sheet for the Company as of the Closing Date, prepared on a basis consistent with GAAP (the "Closing Balance Sheet"), setting forth, among other things, the Actual Closing Date Liabilities. The Parent shall provide the Shareholders' Representative with a copy of the Closing Balance Sheet, together with copies of all work papers underlying such computations within ninety (90) days of the Closing Date.

     2.5  Pre-Closing Merger Consideration Adjustment.
          -------------------------------------------

          (a)     Adjustment to Aggregate Cash Consideration. Prior to the
                  ------------------------------------------
Closing Date, the Aggregate Cash Consideration shall be reduced by the amount of Estimated Closing Date Liabilities.

          (b)     Adjustment to Aggregate Stock Consideration. In the event that
                  -------------------------------------------
the Estimated Closing Date Liabilities exceed $3,000,000, the Aggregate Stock Consideration shall be reduced by 0.01063829787 shares of Parent Common Stock for every $1.00 or part thereof by which the Estimated Closing Date Liabilities exceed $3,000,000.

     2.6  Post-Closing Reduction of Merger Consideration.  Subject to the
          ----------------------------------------------
provisions of Section 2.9 hereof, the value of the aggregate Merger Consideration shall be reduced by the amount, if any, by which the Actual Closing Date Liabilities exceed the Estimated Closing Date Liabilities. Reductions to the Merger Consideration pursuant to this Section, if any, shall be paid by each of the Shareholders to the Parent as follows (i) first, from the Escrow Cash in the same proportion as the portion of the Aggregate Cash Consideration to be received by each such Shareholder bears to the Aggregate Cash Consideration rounded up to the nearest whole cent, and (ii) second, from the Escrow Stock , an aggregate of 0.01063829787 shares of Parent Common Stock for each $1.00 by which Actual Closing Date Liabilities exceed the Estimated Closing Date Liabilities less any amounts paid under subclause (i) above, in the same proportion as the portion of the Aggregate Stock Consideration to be received by each such Shareholder bears to the Aggregate Stock Consideration, rounded up to the nearest whole share; and (iii) third, in event that the Actual Closing Date Liabilities exceed the aggregate value of the Escrow Cash and the Escrow Stock, each Shareholder shall pay to the Parent, by certified check within 7 days of written notice from the Parent, the amount set forth in such notice as owing by such Shareholder pursuant to this subclause (iii) calculated on a pro rata basis (based upon such Shareholder's proportionate share of the total Merger Consideration to be received by all Shareholders).

     2.7  Post-Closing Increase of Merger Consideration.  Subject to the
          ---------------------------------------------
provisions of Section 2.9 hereof, the value of the aggregate Merger Consideration to be received by the Shareholders shall be increased by the amount, if any, by which the Estimated Closing Date Liabilities exceed the Actual Closing Date Liabilities. Increases to the Merger Consideration pursuant to this Section, if any, shall be due and payable from the Parent to the Exchange Agent within ten (10) Business Days following the Shareholders' Representative's acceptance of the Closing Balance Sheet, or if the Shareholders' Representative disputes the information contained in the Closing Balance Sheet, ten (10) Business Days following the final resolution of the dispute as provided in Section 2.9 below, as follows:

          (a)   Adjustment to Aggregate Cash Consideration. The Aggregate Cash
                ------------------------------------------
Consideration shall be increased by the amount by which Estimated Closing Date Liabilities exceed the Actual Closing Date Liabilities, which amount shall be delivered by Parent to the Exchange Agent for delivery to the Shareholders. The Exchange Agent shall distribute the additional cash consideration to each of the Shareholders in the same proportion as the portion of the Aggregate Cash Consideration to be received by each such Shareholder bears to the Aggregate Cash Consideration rounded up to the nearest whole cent, provided, however, that in no event shall the adjustments to the Aggregate Cash Consideration pursuant to this Section 2.7(a) cause the Aggregate Cash Consideration to exceed $3,000,000;

          (b)   Adjustment to Aggregate Stock Consideration.  In the event that
                -------------------------------------------
the Aggregate Cash Consideration, as adjusted pursuant to subclause (a) above, equals $3,000,000, any additional increases to the Merger Consideration required pursuant to this Section 2.7 shall be made by increasing the Aggregate Stock Consideration as follows: for every $1.00 or part thereof that increases to the Merger Consideration required pursuant to this Section 2.7 would otherwise cause the Aggregate Cash Consideration to exceed $3,000,000, the Parent shall deliver to the Exchange Agent an aggregate of 0.01063829787 shares of Parent Common Stock for delivery to the Shareholders. The Exchange Agent shall distribute the additional shares of Parent Common Stock to each of the Shareholders in the same proportion as the portion of the Aggregate Stock Consideration that is to be received by each such Shareholder bears to the Aggregate Stock Consideration. Fractional shares of Parent Common Stock will not be issued. Each Shareholder who would otherwise be entitled to receive a fractional interest in a share of Parent Common Stock shall receive a cash distribution in lieu of such fractional share in the amount obtained by multiplying such fraction by $94.

     2.8  Shareholders' Representative.  (a) By approval of this Agreement
          ----------------------------
and the transactions contemplated hereby by the requisite percentage of the Shareholders under the California Code, the Shareholders designate Tira Capital Management, Inc., who hereby accepts such appointment (or, in the event that Tira Capital Management, Inc. is unable to serve or resigns, Nadir Ali) to be such Shareholder's representative for purposes of this Agreement (the "Shareholders' Representative"). The Shareholders shall be bound by any and all actions taken by the Shareholders' Representative on their behalf.

          (a) The Parent and Newco shall be entitled to rely upon any communication or writing given or executed by the Shareholders' Representative. All communications or writings to be sent to Shareholders pursuant to this Agreement may be addressed to the Shareholders' Representative and any communication or writing so sent shall be deemed notice to all of the Shareholders hereunder. By approval of this Agreement and the transactions contemplated hereby by the requisite percentage of the Shareholders under the California Code, the Shareholders consent and agree that the Shareholders' Representative is authorized to accept deliveries, including any notice, on behalf of the Shareholders pursuant hereto.

          (b) By approval of this Agreement and the transactions contemplated hereby by the requisite percentage of the Shareholders under the California Code, the Shareholders' Representative shall be appointed and constituted the true and lawful attorney-in-fact of each Shareholder, with full power in his or her name and on his or her behalf to act according to the terms of this Agreement in the absolute discretion of the Shareholders' Representative, and in general to do all things and to perform all acts including, without limitation, executing and delivering all agreements, certificates, receipts, instructions and other instruments contemplated by or deemed advisable in connection with Sections 2 and 10 of this Agreement. This power of attorney and all authority hereby and thereby conferred shall be granted subject to and coupled with the interest of the Shareholders and in consideration of the mutual covenants and agreements made herein, and shall be irrevocable and shall not be terminated by any act of any Shareholder, by operation of law, whether by such Shareholder's death or any other event.

          (c) Notwithstanding the foregoing, the Shareholders' Representative shall inform each Shareholder of all notices received, and of all actions, decisions, notices and exercises of any rights, power or authority proposed to be done, given or taken by such Shareholders' Representative, and shall act as directed by the Shareholders holding a majority interest in the Escrow Property.

          (d) The Shareholders' Representative shall not suffer any liability or loss for any act performed or omitted to be performed by him in his capacity as Shareholders' Representative under this Agreement in the absence of gross negligence or willful misconduct. The Shareholders' Representative may consult with legal counsel in connection with his duties hereunder and shall be fully protected by any act taken, suffered, permitted, or omitted in good faith in accordance with the advice of legal counsel.

          (e) The Shareholders' Representative shall be entitled to employ such legal counsel and other experts as he may deem necessary to advise him properly with respect to his rights and obligations hereunder and to evaluate claims and to pursue challenges to claims or to defend third party claims. The reasonable expenses and fees of such legal counsel and, experts, and any reasonable, documented out-of-pocket expenses which the Shareholders' Representative incurs under this Section 2.8 in relation to evaluating, challenging or contesting claims, shall be reimbursed solely by the Shareholders.

          (f) The Shareholders shall indemnify, defend and hold the Shareholders' Representative harmless from and against any and all loss, damage, tax, liability and expense that may be incurred by him arising out of or in connection with the acceptance or administration of the Shareholder Representative's duties, except as caused by his gross negligence or willful misconduct, including the legal costs and expenses of defending himself against any claim or liability in connection with his performance as Shareholders' Representative.

     2.9   Resolution of Dispute.  In the event that the Shareholders'
           ---------------------
Representative shall dispute the information set forth by the Parent in the Closing Balance Sheet, then within ten (10) Business Days following the date of the delivery to the Shareholders' Representative by the Parent of the Closing Balance Sheet, the Shareholders' Representative shall provide written notice to the Parent specifying generally the amount disputed and the basis for the dispute together with supporting documentation reflecting the analysis of and justification for any recomputation made. The Shareholders' Representative and the Parent shall make good faith efforts to resolve the dispute through negotiation for a period of ten (10) Business Days following the written notice from the Shareholders' Representative to the Parent identifying and describing generally the nature of the dispute. In the event the parties are unable to finally resolve the dispute within such ten (10) Business Day period, the parties to the dispute may elect by mutual agreement to extend the period of negotiation (and may elect by mutual agreement to engage a mediator to assist in such negotiation). If, after such ten (10) Business Day period the parties elect not to extend the period of negotiation or the parties shall have failed to reach a written agreement with respect to such dispute, the matter shall be referred to the American Arbitration Association for the appointment of a single arbitrator ("Arbitrator"), which shall act as appointing authority and shall issue its binding decision as to the dispute. Such arbitration shall take place in San Francisco, California. This arbitration provision is intended by the parties to be self-executing and arbitration is intended by the parties to be the exclusive means of resolving such disputes failing mutual resolution as aforesaid. The Arbitrator shall have sole jurisdiction to determine whether (i) a claim is subject to arbitration, (ii) the arbitration may proceed even if one of the parties to the dispute refuses to attend or participate, and (iii) an award against that party may be ordered pursuant to default or otherwise by the Arbitrator. The parties agree that they will arbitrate all such disputes, controversies and claims in accordance with this Section regardless of the existence of any related dispute, action, or special proceeding between any or all of the parties hereto and/or any third party. The Arbitrator shall conduct the arbitration with all reasonable dispatch. The decision of the Arbitrator shall be final and binding upon the parties hereto, and judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof. The prevailing party shall be entitled to recover its reasonable attorneys' fees and its share of the costs.

     Notwithstanding anything to the contrary contained in this Section, a party shall have the right to institute judicial proceedings against another party or anyone acting by, through or under such other party in order to enforce the instituting party's rights hereunder through specific performance, injunction or similar equitable relief. Each party, accordingly, submits to the exclusive jurisdiction of the courts of the State of California and the U.S. federal courts for the Northern District of California for purposes thereof, and waives any objection to venue in San Francisco, California.

     2.10  Dissenting Shares.
           -----------------

          (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Stock held by a holder who has demanded and perfected dissenters' rights for such shares in accordance with the California Code and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("Dissenting Shares") shall not be converted into or represent a right to receive the Parent Common Stock or the cash consideration pursuant to Section 2.1, but the holder thereof shall only be entitled to such rights as are granted by the California Code.

          (b) If any holder of shares of Company capital stock who demands dissenters' rights for such shares under the California Code shall effectively withdraw or lose (through failure to perfect or otherwise) the right to dissenters' rights, then, as of the later of (i) the Effective Time or (ii) the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the Parent Common Stock or the cash consideration as provided in Section 2.1, without interest thereon, upon surrender of the certificate representing such shares.

          (c) The Company shall give the Parent (i) prompt notice of its receipt of any written demands for dissenters' rights for any shares of Company capital stock, withdrawals of such demands, and any other instruments relating to the Merger served pursuant to the California Code and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for dissenters' rights under the California Code. The Company shall not, except with the prior written consent of the Parent or as may be required under applicable law, voluntarily make any payment with respect to any demands for dissenters' rights for Company capital stock or offer to settle or settle any such demands.

     2.11  Exchange Procedures.
           -------------------

          (a)  The Parent Common Stock and Aggregate Cash Consideration.  On the
               --------------------------------------------------------
Closing Date, the Parent shall deposit with the Exchange Agent for exchange in accordance with this Article 2, the aggregate number of shares of the Parent Common Stock and Aggregate Cash Consideration issuable in exchange for shares of Company Stock, less the aggregate number of shares of Parent Common Stock and cash consideration otherwise issuable in exchange for shares of Company Stock but for the demand for and perfection by the stockholders thereof of their dissenters' rights under the California Code; provided, however, that, on behalf of the holders of Company Stock, the Parent shall deposit into an escrow account such number of shares of the Parent Common Stock and cash as set forth in Section 3.1.

          (b)  Exchange Procedures.   As soon as practicable after the Effective
               -------------------
Time (but in no event more than five (5) Business Days thereafter), the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented issued and outstanding shares of Company Stock and which shares were converted into shares of the Parent Common Stock pursuant to
Section 2.1, (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of the Parent Common Stock. Upon surrender of a

Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by the Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor (i) such amount of cash and (ii) a certificate representing the number of whole shares of the Parent Common Stock, (less the amount of cash and the number of shares of the Parent Common Stock to be deposited into escrow with the Indemnity Escrow Agent on such holder's behalf pursuant to Article 3 hereof), to which such holder is entitled pursuant to
Section 2.1, and the Certificate so surrendered shall be canceled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article 3 hereof, the Parent shall cause to be distributed to the Indemnity Escrow Agent (x) a certificate or certificates (in such denominations as may be requested by the Indemnity Escrow Agent) representing that number of shares of the Parent Common Stock equal to the Escrow Shares, which certificate shall be registered in the name of the Indemnity Escrow Agent and (y) the Escrow Cash. Such shares shall be beneficially owned by the holders on whose behalf such shares were deposited in the escrow fund and shall be available to compensate Parent in accordance with Article 3. Until surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the right to payment of dividends declared by the Parent with a record date on or after the Effective Time (which is covered in clause (c), below), to evidence the ownership of the portion of the Merger Consideration into which such shares of the Company Stock shall have been so converted.

           (c) Distributions With Respect to Unexchanged Shares of Company Stock. No dividends or other distributions with respect to the Parent Common Stock declared or made after the Effective Time and with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, promptly following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of the Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of the Parent Common Stock.

           (d)  Transfers of Ownership.  If any certificate for shares of the
                ----------------------
Parent Common Stock is to be issued pursuant to the Merger in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to the Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of the Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of the Parent or any agent designated by it that such tax has been paid or is not payable.

     2.12  No Further Ownership Rights in Company Stock.  All cash and shares
           --------------------------------------------
of Parent Common Stock issued upon the surrender for exchange of shares of Company Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Stock, and there shall be no further registration of transfers on the records of the Company of shares of Company Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 2.

     2.13  Lost, Stolen or Destroyed Certificates.  In the event any
           --------------------------------------
certificates evidencing shares of Company Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue certificates representing such shares of Parent Common Stock in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof; provided, however, that Parent or the Exchange Agent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to provide an indemnity or deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     2.14  Taking of Necessary Action; Further Action.  If, at any time after
           ------------------------------------------
the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of the Surviving Corporation are fully authorized to take, and will take, all such lawful and necessary action.

30   INDEMNITY ESCROW

     3.1  Creation of Indemnity Escrow.
          ----------------------------

          (a) At the Closing, as collateral security for the payment of any obligations of the Shareholders under Section 2.7 and any indemnification obligations of the Company and the Shareholders pursuant to Section 10.1 hereof, the following shall be delivered to an escrow agent designated by the Parent and reasonably acceptable to the Company (the "Indemnity Escrow Agent"):

               (i) 37,500 shares of Parent Common Stock, which shall be contributed by the Shareholders, from each Shareholder in the same proportion as the portion of the Aggregate Stock Consideration to be received by each such Shareholder bears to the Aggregate Stock Consideration rounded up to the nearest whole share (the "Escrow Shares"); and

               (ii) $225,000, which shall be contributed by the Shareholders, from each Shareholder in the same proportion as the portion of the Aggregate Cash Consideration to be received by each such Shareholder bears to the Aggregate Cash Consideration rounded up to the nearest whole cent (the "Escrow Cash").

          (b) The Escrow Shares and the Escrow Cash are collectively referred to hereinafter as the "Escrow Property." In addition, the Escrow Property shall include all dividends and other property at any time received or otherwise distributed in respect of or in exchange for any or all of the Escrow Property, all securities hereafter issued in substitution for any of the foregoing, all certificates and instruments representing or evidencing such securities, all cash and non-cash proceeds of all of the foregoing property except as provided in Section 3.3 and all rights, titles, interests, privileges and preferences appertaining or incident to the foregoing property.

     3.2  Terms  of Indemnity Escrow.  The Escrow Property shall be held and
          --------------------------
disbursed by the Indemnity Escrow Agent in accordance with the terms of an Indemnity Escrow Agreement substantially in the form attached hereto as Exhibit
                                                                        -------
B.
-

     3.3  Voting and Investment regarding Escrow Shares.  The Shareholders
          ---------------------------------------------
shall be entitled to exercise all voting powers incident to the Escrow Shares held by the Indemnity Escrow Agent as their nominee, but shall not be entitled to exercise any investment or dispositive powers over such Escrow Shares. The Escrow Cash shall be invested from time to time by the Indemnity Escrow Agent as provided in the Indemnity Escrow Agreement.

40   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE  PRINCIPAL SHAREHOLDERS

     As of the date hereof and as of the Effective Time, each of the Principal Shareholders severally but not jointly represents, warrants and covenants to the Parent and Newco, as follows:

     4.1  Enforceable Obligations.  This Agreement has been, and the other
          -----------------------
agreements, documents and instruments entered into by each of the Principal Shareholders in connection with this Agreement (the "Principal Shareholder Documents") will be duly executed and delivered by the applicable Principal Shareholder, and this Agreement constitutes, and the Principal Shareholder Documents when executed and delivered will constitute, the legal, valid and binding obligations of the applicable Principal Shareholder, enforceable against him in accordance with their respective terms.

     4.2  Authority; Ownership.  Each Principal Shareholder has the full legal
          --------------------
right, power and capacity or authority to enter into this Agreement. Upon the date of this Agreement and immediately prior to the Closing Date, each Principal Shareholder owns and will own beneficially and of record all of the shares of capital stock of the Company identified on Annex I as being owned by such Principal Shareholder.

     4.3  Validity of Contemplated Transactions.  Subject to obtaining the
          -------------------------------------
Company Required Consents as specified in Section 5.9, the execution, delivery and performance of this Agreement by each Principal Shareholder does not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other person under (a) any existing law, ordinance, or governmental rule or regulation to which the Principal Shareholder is subject, (b) any judgment, order, writ, injunction, decree or award of any Governmental Entity which is applicable to the Principal Shareholder, or (c) any mortgage, indenture, agreement, contract, commitment, lease, plan, Authorization, or other instrument, document or understanding, oral or written, to which such Principal Shareholder is a party, by which the Principal Shareholder may have rights or by which any of the properties or assets of the Principal

Shareholder may be bound or affected, or give any party with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations thereunder.

     4.4  Consents and Approvals.  Except for spousal consents, neither the
          ----------------------
execution and delivery by the Principal Shareholders of the Agreement or the Principal Shareholder Documents, nor the performance of the transactions contemplated hereby and thereby, require the consent or approval of any Person nor constitute a default or cause any payment obligation to arise under (a) any law or court order to which the Principal Shareholders are subject, (b) any Contract or other document to which the Principal Shareholders are a party or by which the properties or other assets of the Principal Shareholders may be subject.

     4.5  Authorizations.  Neither of the Principal Shareholders owns or has
          --------------
any proprietary, financial or other interest (direct or indirect except solely as a Shareholder) in any Authorization which the Company owns, possesses or uses in the operation of its business as now or previously conducted.

     4.6  Accounts and Notes Receivable, etc.   Except as set forth on
          ----------------------------------
Schedule 4.6, there are no outstanding Company receivables from or advances to
------------
the Principal Shareholders. There is no contest, claim, counterclaim, defense or right of set-off with respect to any amounts owing from the Principal Shareholders to the Company.

     4.7  Litigation.  (a)  No litigation, including any arbitration,
          ----------
investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or, to the knowledge of the Principal Shareholders, threatened against the Company which relates to the transactions contemplated by this Agreement.

          (b)  Except as set forth on Schedule 5.24, no litigation, including
                                      -------------
any arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or, to the knowledge of the Principal Shareholders, threatened against the Company or which relates to the Company.

          (c) Neither of the Principal Shareholders knows of any reasonably likely basis for any litigation, arbitration, investigation or proceeding referred to in Sections 4.7(a) or (b).

     4.8  Brokers.  Except as set forth on Schedule 4.8, neither of the
          -------                          ------------
Principal Shareholders have, on their individual behalf or on behalf of the Company, employed any broker, financial advisor or finder or incurred any liability for any brokerage fees, commissions, or finder's fees in connection with the transactions contemplated by this Agreement.

50   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

     As of the date hereof and as of the Effective Time, the Company represents, warrants and covenants to the Parent and Newco, as follows (for purposes of this Agreement, any references to the knowledge of the Company, the Company's knowledge or words to that effect shall refer to the knowledge of Hugo Daley, Mustafa Syed and Nadir Ali after due inquiry):

     5.1  Corporate Existence.  The Company is a corporation duly organized,
          -------------------
validly existing and in good standing under the laws of the State of California. Except as set forth on Schedule 5.1, the Company is duly qualified to do
                       ------------
business and is in good standing as a foreign corporation in each jurisdiction where the conduct of its business requires it to be so qualified. All of the jurisdictions in which the Company is duly qualified to do business are listed on Schedule 5.1.
   ------------

     5.2  Corporate Power; Authorization; Enforceable Obligations.  The
          -------------------------------------------------------
Company has the corporate power, authority and legal right to execute and deliver this Agreement and the Loan Documents and to perform transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Loan Documents by the Company have been duly authorized by the Board of Directors and, other than the approval of this Agreement by the Shareholders, no further corporate action on the part of the Company is necessary to authorize this Agreement and the Loan Documents and the performance of the transactions contemplated hereby and thereby. This Agreement and the Loan Documents have been, and the other agreements, documents and instruments required to be delivered by the Company in accordance with the provisions hereof and thereof (the "Company Documents") will be duly executed and delivered on behalf of the Company by duly authorized officers of the Company, and this Agreement and the Loan Documents constitute, and the Company Documents when executed and delivered will constitute, the legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms.

     5.3  Authority; Ownership.  Attached hereto as Annex I is a true,
          --------------------
accurate and correct shareholders' list setting forth the number and class of Company Stock owned beneficially and of record by each Shareholder as of the date of this Agreement. The Company covenants that, at least five (5) Business Days prior to the Closing Date, the Company shall deliver to the Parent a revised Annex I which shall be true, accurate and correct as of the date of such delivery and as of the Closing Date, including the addresses of all such Shareholders.

     5.4  Validity of Contemplated Transactions.  The execution, delivery and
          -------------------------------------
performance of the Loan Documents and, subject to obtaining the Company Required Consents as specified in Section 5.9, the execution, delivery and performance of this Agreement, by the Company does not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other person under (a) any existing law, ordinance, or governmental rule or regulation to which the Company is subject, (b) any judgment, order, writ, injunction, decree or award of any Governmental Entity which is applicable to the Company, (c) the Charter Documents of the Company or any securities issued by the Company, or (d) any mortgage, indenture, agreement, contract, commitment, lease, plan, Authorization, or other instrument, document or understanding, oral or written, to which the Company is a party, by which the Company may have rights or by which any of the properties or assets of the Company may be bound or affected, or give any party with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of the Company thereunder.

     5.5  Capitalization of the Company.
          -----------------------------

          (a) As of the date of the execution of this Agreement, the authorized capital stock of the Company consists of: (1) 15,000,000 shares of Common Stock, of which 9,813,652 shares are currently issued and outstanding, and (2) 3,000,000 shares of Preferred Stock, all of which are designated Series A
Preferred Stock, of which 2,309,225 are currently issued and outstanding.   As
of the Closing Date, the authorized capital stock of the Company shall consist of: (x) 20,000,000 shares of Common Stock, (y) 8,000,000 shares of Preferred Stock, of which 3,000,000 shares shall be designated Series A Preferred Stock and 5,000,000 shares shall be designated Series B Preferred Stock. Annex I (as amended pursuant to Section 5.3 hereof) hereto sets forth a true, accurate and complete list of the issued and outstanding shares of the Company Stock owned by each of the Shareholders (as amended pursuant to Section 5.3 hereof). Except as disclosed on Schedule 5.5(a) hereto, to the best of the Company's knowledge, all
             ---------------
of the issued and outstanding shares of the Company Stock are free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind, except for restrictions imposed by applicable securities laws.

          (b) All of the issued and outstanding shares of Company Stock currently outstanding and to be outstanding on the Effective Time are and will have been duly authorized and validly issued, fully paid and nonassessable, are and will be owned of record and beneficially by the Shareholders and in the amounts set forth in Annex I (as amended pursuant to Section 5.3 hereof), and are and will have been offered, issued, sold and delivered by the Company in compliance with all applicable state and federal laws concerning the offering, sale or issuance of securities. None of such shares are or will have been, and none of the shares from which they will have derived were issued in violation of the preemptive rights of any past or present shareholder, whether contractual or statutory.

     5.6  Transactions in Capital Stock.  The Company has not acquired any
          -----------------------------
treasury stock since December 31, 1998. The Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof.

     5.7  No Subsidiaries, etc.  The Company has no subsidiaries and, except
          --------------------
as set forth on  Schedule 5.7, does not own, of record or beneficially, or
                 ------------
control, directly or indirectly, any capital stock, any securities convertible into capital stock or any other equity interest in any corporation, association or other business entity, nor is, directly or indirectly, a participant in any joint venture, partnership or other noncorporate entity.

     5.8  Predecessor Status; etc.  Schedule 5.8 lists all names of all
          ------------------------  ------------
predecessor companies of the Company, including the names of all entities from whom the Company previously acquired substantially all of the assets of that entity. Except as set forth on Schedule 5.8, the Company has not been a
                               ------------
subsidiary or division of another corporation or been a part of an acquisition which was later rescinded.

     5.9  Consents and Approvals.  Except for filings that may be required to
          ----------------------
effect the Merger under the laws of California, requisite Shareholder approval of the transactions contemplated hereby as set forth in Section 8.2 hereof, the fairness approval or registration statement contemplated under Section 8.1 hereof, and any consents specified in Schedule 5.9 (collectively, the "Company
                                      -------------

Required Consents"), neither the execution and delivery by the Company of the Agreement, nor the performance of the transactions contemplated hereby, require any filing with or consent or approval of any Governmental Entity or any other third party nor constitute a default or cause any payment obligation to arise under (a) any law or court order to which the Company is subject, (b) the Charter Documents of the Company or (c) any Contract, Governmental Permit or other document to which the Company is a party or by which the properties or other assets the Company may be subject.

     5.10  Third-Party Options, Warrants, etc.
           ----------------------------------

          (a)  Except as set forth on Schedule 5.10(a), there are no existing
                                      ----------------
agreements, options, warrants, conversion rights, convertible notes, commitments or any other rights of any kind with, of or to any Person which obligates the Company to issue any of its respective capital stock or which confers upon Person any right to acquire any of the properties, assets or rights of the Company or any interest therein (the "Convertible Securities"). All of the options granted by the Company which are intended to be incentive stock options meet all of the requirements for incentive stock options set forth under Section 422 of the Code.

          (b)  Schedule 5.10(b) sets forth those options which are vested as of
               ----------------
the date hereof, those options which shall have vested prior to the Effective Time and those options which shall remain unvested immediately prior to the
Effective Time.   Immediately prior to the Effective Time, there shall be no outstanding vested Convertible Securities of the Company and, except as set forth on Schedule 5.10(b), there shall be no outstanding unvested Convertible
         ----------------
Securities of the Company.

     5.11  Financial Statements.  Attached hereto as Schedule 5.11 are true,
           --------------------                        -------------
accurate and correct copies of the consolidated balance sheets of the Company at December 31, 1996 (the "Audited Balance Sheet Date"), and the related statements of income, cash flows and changes in stockholders' equity for the fiscal year then ended, certified by the Company's independent public accountants, together with the report of such independent public accountants thereon (the "1996 Audited Financial Statements"). The Company covenants that, no later than 10 Business Days prior to the Closing Date, it shall, and the Principal Shareholders shall cause the Company to, deliver to the Parent true, accurate and complete copies of the audited financial statements of the Company as of December 31, 1997 and December 31, 1998, and the related statements of income, cash flows and changes in stockholders' equity for the fiscal years then ended, each certified by the Company's independent public accountants, together with the reports of such independent public accountants thereon (collectively with the 1996 Audited Financial Statements, the "Audited Financial Statements").

     The Company further covenants that, no later than 10 Business Days prior to the Closing Date, it shall, and the Principal Shareholders shall cause the Company to, deliver to the Parent true, accurate and correct copies of the unaudited, consolidated balance sheets of the Company at March 31, 1999 (the "Interim Balance Sheet Date"), and March 31, 1998, and the related statements of income and cash flows for the interim periods then ended (the "Unaudited Financial Statements," and together with the Audited Financial Statements, the "Financial Statements"), together with an officer's certificate from the Company, dated as of the date of delivery, certifying that such

Unaudited Financial Statements fairly and accurately present the financial position of the Company at the dates indicated, and such statements of income, cash flows and changes in stockholders' equity fairly present the results of operations, cash flows and changes in stockholders' equity for the periods indicated, except for normal recurring year-end adjustments which are not expected to be material in amount and except for the addition of required footnotes thereto.

All of the Financial Statements have been or shall have been prepared in accordance with GAAP consistently applied throughout the periods involved. The Audited Financial Statements, including the related notes, fairly present the financial position, assets and liabilities (whether accrued, absolute, contingent or otherwise) of the Company at the dates indicated and such statements of income, cash flows and changes in stockholders' equity fairly present the results of operations, cash flows and changes in stockholders' equity of the Company for the periods indicated. The Unaudited Financial Statements shall, as of the delivery date and as of the Closing Date, fairly and accurately present the financial position of the Company at the dates indicated, and such statements of income, cash flows and changes in stockholders' equity fairly present the results of operations, cash flows and changes in stockholders' equity for the periods indicated, except for normal recurring year-end adjustments which are not expected to be material in amount and except for the addition of required footnotes thereto.

     5.12  Liabilities and Obligations.
           ---------------------------

           (a) No later than 10 Business Days prior to the Closing Date, the Company shall deliver to the Parent Schedule 5.12 which shall be an accurate
                                    -------------
list, as of March 31, 1999, of: (i) all liabilities of the Company which are reflected on the unaudited consolidated balance sheet as of the Interim Balance Sheet Date included in the Unaudited Financial Statements; (ii) all liabilities incurred thereafter other than in the ordinary course of business; (iii) all material liabilities incurred thereafter in the ordinary course of business; and
(iv) all liabilities (A) incurred as of the Interim Balance Sheet Date that are not reflected on the unaudited consolidated balance sheet as of the Interim Balance Sheet Date and (B) all liabilities incurred thereafter that would not have been so reflected had such liabilities been incurred as of the Interim
Balance Sheet Date.   Each of the foregoing liabilities that has not theretofore been paid or discharged shall be  noted on Schedule 5.12.  For purposes of this
                                           -------------
Agreement, "liabilities" means liabilities of any kind, character or description, whether accrued, absolute, secured or unsecured, contingent or otherwise.

          (b) For each such liability for which the amount is not fixed or is contested, Schedule 5.12 shall include a summary description of the
              -------------
liability, together with copies of all relevant non-privileged documentation relating thereto, detail of all amounts claimed and any other action or relief sought, the names of the claimant and all other parties to the claim, suit or proceeding, the name of each court or agency before which such claim, suit or proceeding is pending, the date such claim, suit or proceeding was instituted, and a best estimate of the maximum amount, if any, which is likely to become payable with respect to each such liability. If no estimate is provided, the best estimate shall for purposes of this Agreement be deemed to be zero. On the Closing Date, the Company shall deliver, and shall cause its accountants, outside counsel and other representatives or agents to deliver, copies of all privileged documents related to liabilities as listed on Schedule 5.12.
                                                         -------------

           (c) All of the liabilities reflected on the unaudited consolidated balance sheet included in the Interim Financial Statements arose only out of or were incurred only in connection with the conduct of the business of the Company. Except as set forth on Schedule 5.12 and except for liabilities not
                                 -------------
required to be set forth thereon pursuant to Section 5.12(a), the Company has no liabilities or obligations with respect to its business, whether direct or indirect, matured or unmatured, absolute contingent or otherwise, and there is no condition, situation or set of circumstances which would reasonably be expected to result in any such liability.

     5.13  Accounts and Notes Receivable.  No later than 10 Business Days
           -----------------------------
prior to the Closing Date, the Company shall deliver to the Parent Schedule 5.13
                                                                   -------------
which shall be a complete and accurate list, as of March 31, 1999, of the accounts and notes receivable of the Company (including, without limitation, receivables from and advances to employees and Shareholders ("Shareholder/Employee Notes Receivable")) (collectively, the "Accounts Receivable"). Schedule 5.13 shall include an aging of all Accounts Receivable
               -------------
showing amounts due in 30-day aging categories. On the Closing Date, the Company will deliver to the Parent a complete and accurate list, as of a date not more than two days prior to the Closing Date, of the Accounts Receivable. All Accounts Receivable represent valid obligations arising from bona fide business transactions in the ordinary course of business consistent with past practice. The Accounts Receivable are, and as of the Closing Date and the Effective Time will be, collectible net of any respective reserves shown on the Company's books and records (which reserves are adequate and calculated consistent with past practice). Subject in the case of Accounts Receivable reflected on the Company's balance sheet to such reserves reflected on such balance sheet, each of the Accounts Receivable will be collected in full within ninety (90) days after the day on which it first became due and payable. There is no contest, claim, counterclaim, defense or right of set-off, other than rebates and returns in the ordinary course of business, under any contract with any obligor of any Account Receivable relating to the amount or validity of such Account Receivable. The allowance for collection losses on the Interim Balance Sheet has been determined in accordance with GAAP consistent with past practice.

     5.14  Permits.  Each material Permit, together with the name of the
           -------
Governmental Entity issuing such Permit is set forth on Schedule 5.14. Such
                                                        -------------
Permits are valid and in full force and effect and none of such Permits will be terminated or impaired or become terminable as a result of the transactions contemplated by this Agreement. Upon consummation of such transactions, the Surviving Corporation will have all of the Company's right, title and interest in the Permits.

     5.15  Real and Personal Property.  Attached hereto as Schedule 5.15 is an
           --------------------------                      -------------
accurate list, including substantially complete descriptions as of the Interim Balance Sheet Date, of all the real and personal property (which in the case of personal property had an original cost in excess of $15,000 owned or leased by the Company where the Company is a lessee or sublessee, including true and correct copies of leases for equipment and properties on which are situated buildings, warehouses and other structures used in the operation of the business of the Company and including an indication as to which assets were formerly owned by any Shareholder or affiliate (which term, as used herein, shall have the meaning ascribed thereto in Rule 144(a)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act")) of the Company. Except as set forth on Schedule 5.15, all of the buildings, leasehold improvements,
         -------------
structures, facilities, equipment and other material items of tangible property and assets owned or leased by the Company are in good operating condition and repair, subject to normal wear and maintenance, are usable in the regular and ordinary course of business and conform to all applicable laws, ordinances, codes, rules and regulations, and Authorizations relating to their construction, use and operation. All leases set forth on Schedule 5.15 have been duly
                                            -------------
authorized, executed and delivered and constitute the legal, valid and binding obligations of the Company and, to the knowledge of the Company, no other party to any such lease is in default thereunder and such leases constitute the legal, valid and binding obligations of such other parties. All fixed assets used by the Company in the operation of its business are either owned by the Company or leased under an agreement set forth on Schedule 5.15. The Company has
                                       -------------
heretofore delivered to the Parent copies of all title reports and title insurance policies received or held by the Company. The Company has indicated on Schedule 5.15 a summary description of all plans or projects involving the
   -------------
opening of new operations, expansion of any existing operations or the acquisition of any real property or existing business to which management of the Company has devoted any significant effort or expenditure in the one-year period prior to the date of this Agreement which, if pursued by the Company would require additional expenditures of significant efforts or capital.

     5.16  Contracts and Commitments.  Schedule 5.16 sets forth an accurate,
           -------------------------   -------------
correct and complete list of all agreements, contracts, commitments, arrangements and understandings, written or oral, including all amendments and supplements thereto, of the Company (the "Contracts"), to which the Company is a party or is bound, or by which any of its assets are bound, and which involve any:

           (a) agreement, contract, commitment, arrangement or understanding with any present or former director, officer, employee or consultant with respect to the employment, engagement, severance or termination of any such person;

           (b) agreement, contract, commitment, arrangement or understanding for the future purchase of, or payment for, supplies or products, or for the performance of services by a third party involving in any one case $15,000 or more;

           (c) agreement, contract, commitment, arrangement or understanding to sell or supply products or to perform services involving in any one case $15,000 or more;

           (d) agreement, contract, commitment, arrangement or understanding containing minimum requirements or "take or pay" provisions;

           (e) agreement, contract, commitment, arrangement or understanding not otherwise listed on Schedule 5.16 and continuing over a period of more than six
                    -------------
months from the date hereof or exceeding $15,000 in value;

           (f) distribution, dealer, representative or sales agency agreement, contract, commitment, arrangement or understanding;

           (g) lease financing arrangements and financing contracts;

          (h) agreement, contract, commitment, arrangement or understanding containing a provision to indemnify any person or entity or assume any tax, environmental or other liability;

          (i) agreement, contract, commitment, arrangement or understanding with federal, state, local, regulatory or other governmental entities;

          (j) note, debenture, bond, equipment trust agreement, letter of credit agreement, loan agreement or other contract or commitment for the borrowing or lending of money or agreement or arrangement for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other person;

          (k) agreement, contract, commitment, arrangement or understanding for any charitable or political contribution;

          (l) agreement, contract, commitment, arrangement or understanding for any capital expenditure or leasehold improvement in excess of $15,000;

          (m) agreement, contract, commitment, arrangement or understanding limiting or restraining the Company, or any successor thereto, or to the knowledge of the Company, any employee of the Company, or any successor thereto, from engaging or competing in any manner or in any business;

          (n) license, franchise, distributorship or other agreement which relates in whole or in part to any software, patent, trademark, trade name, service mark or copyright or to any ideas, technical assistance or other know-how of or used by the Company;

          (o) agreement, contract, commitment, arrangement or understanding to which the Company, on the one hand, and any affiliate, officer, director or shareholder of the Company, on the other hand, are parties; or

          (p) material agreement, contract, commitment, arrangement or understanding not made in the ordinary course of business.

Each of  the Contracts listed on Schedule 5.16, or not required to be listed
                                 -------------
therein because of the amount thereof, is valid and enforceable in accordance with its terms; the Company is, and to the knowledge of the Company, all other parties thereto are, in compliance with the provisions thereof. The Company is not, and to the knowledge of the Company, no other party thereto is, in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained therein; and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder. None of the rights of the Company under any Contract will be impaired by the consummation of the transactions contemplated hereby, and all such rights will be enforceable by the applicable Surviving Corporation after the Effective Time without the consent or agreement of any other party. The Company has delivered accurate and complete copies of each Contract to the Parent. Except as set forth on Schedule 5.9, no Contract obligates any party to
                                ------------
obtain any consent in connection with the transactions contemplated hereby.

     5.17  Government Contracts.  The Company is not now nor ever has been a
           --------------------
party to any contract with any Governmental Entity subject to price redetermination or renegotiation.

     5.18  Title to Real Property.  The Company does not own nor has ever
           ----------------------
owned any interest in real property.

     5.19  Insurance. The assets, properties and operations of the Company are
           ---------
insured under various policies of general liability and other forms of insurance, all of which are described on Schedule 5.19, which discloses for each
                                         -------------
policy, the insurer, the type of insurance, the policy number, the risks insured against, coverage limits, deductible amounts, the expiration date, all outstanding claims thereunder, and whether the terms of such policy provide for retrospective premium adjustments. All such policies are in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default thereunder. Such policies are in amounts which are adequate in relation to the business and assets of the respective company and all premiums to date have been paid in full. To the knowledge of the Company, there is no default with respect to any such policy or binder, nor has there been any failure to give any notice or present any claim under any such policy or binder in a timely fashion or in the manner or detail required by the policy or binder. There is no notice of nonrenewal or cancellation with respect to, or disallowance of any claim under, any such policy or binder that has been received by the Company. The Company has never been refused any insurance, nor has the Company's coverage been limited, by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the past five years. Schedule 5.19 also contains a
                                                  -------------
true and complete description of all outstanding bonds and other surety arrangements issued or entered into in connection with the business, assets and liabilities of the Company.

     5.20  Employees.  Schedule 5.20 contains the following with respect to
           ---------   -------------
the Company:

           (a) a list of all employees of the Company (including name, title and position);

           (b) each such employee's date of hire and length of service; and

           (c) the compensation (including terms of payment, bonuses, commissions and deferred compensation, as well as any material benefits) of each such employee.

Except as disclosed on Schedule 5.20:  (i) there have not been in the past five
                       -------------
years and, to the knowledge of the Company, there are not pending, any labor disputes, work stoppages, pickets or work slow-downs due to labor disagreements;
(ii) there are and have been no unresolved material violations of any Laws of any Governmental Entity respecting the employment of any employees; (iii) there is no unfair labor practice, charge or complaint pending, unresolved or, to the knowledge of the Company, threatened before the National Labor Relations Board or similar body in any foreign country; (iv) there is no employment handbook, personnel policy manual, or similar document that creates prospective employment rights or obligations; (v) the employees of the Company are not covered by any collective bargaining agreement; (vi) the Company has provided or will timely provide prior to Closing all material notices required by law to be given prior to Closing to all local, state, federal or national labor, wage-payment, equal employment opportunity, unemployment insurance and related agencies; (vii) the Company has paid or properly accrued in the ordinary course of business all wages and compensation due to employees, including all vacations or vacation pay, holidays or holiday pay, sick days or sick pay, and bonuses; and (viii) the transactions contemplated by this Agreement will not create material liability under any Laws of any Governmental Entity respecting reductions in force or the impact on employees on plant closing or sales of businesses. All employees of the Company are legally able to work in the United States.

     5.21  Employee Benefit Plans and Arrangements. Schedule 5.21 sets forth
           ---------------------------------------  -------------
a complete and accurate list of each Benefit Plan covering any present or former officers, employees or directors of the Company. "Benefit Plan" means each "employee pension benefit plan" (as defined in Section 3(2) of ERISA, hereinafter a "Pension Plan"), "employee welfare benefit plan" (as defined in
Section 3(1) of ERISA, hereinafter a "Welfare Plan") and each other plan or arrangement (written or oral) relating to deferred compensation, bonus, performance compensation, stock purchase, stock option, stock appreciation, severance, vacation, sick leave, holiday pay, fringe benefits, personnel policy, reimbursement program, incentive, insurance, welfare or similar plan, program, policy or arrangement, in each case maintained or contributed to, or required to be maintained or contributed to, by the Company or its affiliates or any other person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, together with the Company, a "Commonly Controlled Entity") for the benefit of any present or former officer, employee or director. The Company has no intent or commitment to create any additional Benefit Plan or amend any Benefit Plan so as to increase benefits thereunder. The Company has not created any Benefit Plan or declared or paid any bonus compensation in contemplation of the transactions contemplated by this Agreement. A current, accurate and complete copy of each Benefit Plan has been made available to the Parent. Except as disclosed on
Schedule 5.21:
-------------

           (a) each Benefit Plan is in substantial compliance with all reporting, disclosure and other requirements of ERISA applicable to such Benefit Plan;

           (b) each Pension Plan which is intended to be qualified under Section 401(a) of the Code, has been determined by the Internal Revenue Service to be so qualified or has remaining a period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to its qualified status and, to the knowledge of the Company, no condition exists that would adversely affect any such determination;

           (c) neither any Benefit Plan, nor the Company, nor any Commonly Controlled Entity, nor any trustee or agent has been or is presently engaged in any prohibited transactions as defined by Section 406 of ERISA or Section 4975 of the Code for which an exemption is not applicable which could subject the Company to the tax or penalty imposed by Section 4975 of the Code or Section 502 of ERISA, except as would not have a material adverse effect on the Company;

          (d) there is no event or condition existing which could be deemed a "reportable event" (within the meaning of Section 4043 of ERISA) with respect to which the thirty-day notice requirement has not been waived; to the knowledge of the Company, no condition exists which could subject the Company to a penalty under Section 4071 of ERISA;

          (e) neither the Company nor any Commonly Controlled Entity is or has ever been party to any "multi-employer plan," as that term is defined in Section 3(37) of ERISA;

          (f) true and correct copies of the most recent annual report on Form 5500 and any attached schedules for each Benefit Plan (if any such report was required by applicable law) and a true and correct copy of the most recent determination letter issued by the Internal Revenue Service for each Pension Plan have been provided to the Parent;

          (g) with respect to each Benefit Plan, there are no material actions, suits or claims (other than routine claims for benefits in the ordinary course) pending or, to the knowledge of the Company, threatened against any Benefit Plan, the Company, any Commonly Controlled Entity or any trustee or agent of any Benefit Plan;

          (h) with respect to each Benefit Plan to which the Company or any Commonly Controlled Entity is a party which constitutes a group health plan subject to Section 4980B of the Code, each such Benefit Plan substantially complies, and in each case has substantially complied, with all applicable requirements of Section 4980B of the Code, except as would not have a material adverse effect on the Company;

          (i) Except as set forth on Schedule 5.21:
                                     -------------

              (i) there is no outstanding liability (except for premiums due) under Title IV of ERISA with respect to any Pension Plan;

              (ii) neither the Pension Benefit Guaranty Corporation nor the Company nor any Commonly Controlled Entity has instituted proceedings to terminate any Pension Plan and the Pension Benefit Guaranty Corporation has not informed the Company of its intent to institute proceedings to terminate any Pension Plan;

              (iii) full payment has been made of all amounts which the Company or any Commonly Controlled Entity was required to have paid as a contribution to the Pension Plans as of the last day of the most recent fiscal year of each of the Pension Plans ended prior to the date of this Agreement, and none of the Pension Plans has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each such Pension Plan ended prior to the date of this Agreement;

              (iv) to the knowledge of the Company, the actuarial assumptions utilized, where appropriate, in connection with determining the funding of each Pension Plan which is a defined benefit pension plan (as set forth in the actuarial report for such Pension Plan) are reasonable. Copies of the most recent actuarial reports have been furnished to the Parent. Based on such actuarial assumptions, as of the Interim Balance Sheet Date, the fair market value of the assets or properties held under each such Pension Plan exceeds the actuarially determined present value of all accrued benefits of such Pension Plan (whether or not vested) determined on an ongoing Pension Plan basis;

              (v) each of the Benefit Plans is, and its administration is and has been during the six-year period preceding the date of this Agreement, in substantial compliance with, and the Company has not received any claim or notice that any such Benefit Plan is not in compliance with, all applicable laws and orders and prohibited transaction exemptions, including without limitation, to the extent applicable, the requirements of ERISA;

              (vi) neither the Company nor any Commonly Controlled Entity is in material default in performing any of its contractual obligations under any of the Benefit Plans or any related trust agreement or insurance contract;

              (vii) there are no material outstanding liabilities of any Benefit Plan other than liabilities for benefits to be paid to participants in the Benefit Plans and their beneficiaries in accordance with the terms of the Benefit Plans;

              (viii) each Benefit Plan may be amended or modified by the Company or Commonly Controlled Entity at any time without material liability except under any defined pension benefit plan;

              (ix) no Benefit Plan other than a Pension Plan, retiree medical plan or severance plan provides benefits to any individual after termination of employment;

              (x) the consummation of the transactions contemplated by this Agreement will not (in and of itself): (A) entitle any employee of the Company to severance pay, unemployment compensation or any other payment; (B) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee; (C) result in any liability under Title IV of ERISA; (D) result in any prohibited transaction described in Section 406 of ERISA or
Section 4975 of the Code for which an exemption is not available; or (E) result (either alone or in conjunction with any other event) in the payment or series of payments by the Company or any of its affiliates to any person of an "excess parachute payment" within the meaning of Section 280G of the Code;

              (xi) with respect to each Benefit Plan that is funded wholly or partially through an insurance policy, all premiums required to have been paid to date under the insurance policy have been paid, all premiums required to be paid under the insurance policy through the Effective Time will have been paid on or before the Effective Time and, as of the Effective Time, there will be no liability of the Company or any Commonly Controlled Entity under any insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Effective Time;

          (xii) (A) each Benefit Plan that constitutes a Welfare Plan, and for which contributions are claimed by the Company or any Commonly Controlled Entity as deductions under any provision of the Code, is in material compliance with all applicable requirements pertaining to such deduction;

                    (B) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to a welfare benefit plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a Tax under Section 4976(a) of the Code; and

                    (C) all welfare benefit funds intended to be exempt from tax under Section 501(a) of the Code have been determined by the Internal Revenue Service to be so exempt or has remaining a period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to its qualified status and no event or condition exists which would adversely affect any such determination; and

          (xiii) all benefit plans outside of the United States, if any (the "Foreign Plans"), are in material compliance with all applicable laws and regulations and have been operated in accordance with the plans' respective terms. There are no material unfunded liabilities under or in respect of the Foreign Plans, and all contributions or other payments required to be made to or in respect of the Foreign Plans prior to the Effective Time have been made or will be made prior to the Effective Time.

     5.22  Compliance with Law; Authorizations. The Company has complied with
           -----------------------------------
each, and is not in violation of any, law, ordinance, or governmental or regulatory rule or regulation, whether federal, state, local or foreign ("Regulations"), to which the Company's business, operations, assets or properties is subject. The Company owns, holds, possesses or lawfully uses in the operation of its business all franchises, licenses, permits, easements, rights, applications, filings, registrations and other authorizations ("Authorizations") which are in any manner necessary for it to conduct its business as now or previously conducted or for the ownership and use of the assets owned or used by it in the conduct of its business, free and clear of all liens, charges, restrictions and encumbrances and in compliance with all Regulations. All such Authorizations are listed and described on Schedule 5.22.
                                                                 -------------
The Company is not in default and has not received any notice of any claim of default, with respect to any such Authorization. All such Authorizations are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees. None of such Authorizations will be adversely affected by consummation of the transactions contemplated hereby. No director, officer, employee or former employee of the Company or any affiliates of the Company, or any other person, firm or corporation, owns or has any proprietary, financial or other interest (direct or indirect) in any Authorization which the Company owns, possesses or uses in the operation of its business as now or previously conducted.

     5.23 Transactions With Affiliates. Except as set forth on Schedule 5.23,
          ----------------------------                         -------------
no Shareholder and no director, officer or employee of the Company, or any member of his or her immediate family or any other of its, his or her affiliates, owns or has a 5% or more ownership interest in any corporation or other entity that is or was during the last three years a party to, or in any property which is or was during the last three years the subject of, any contract, agreement or understanding, business arrangement or relationship with the Company.

     5.24 Litigation. (a) No litigation, including any arbitration,
          ----------
investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or, to the knowledge of the Company, threatened against the Company which relates to the transactions contemplated by this Agreement.

          (b)  Except as set forth on Schedule 5.24, no litigation, including
                                      -------------
any arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or, to the knowledge of the Company, threatened against the Company or which relates to the Company.

          (c) The Company knows of no reasonably likely basis for any litigation, arbitration, investigation or proceeding referred to in Sections 5.24(a) or (b).

          (d)  Except as set forth on Schedule 5.24, the Company is not a party
                                      -------------
to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority.

     5.25 Restrictions. The Company is not a party to any indenture, agreement,
          ------------
contract, commitment, lease, plan, license, permit, authorization or other instrument, document or understanding, oral or written, or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially adversely affects or materially restricts or, so far as the Company can now reasonably foresee, may in the future materially adversely affect or materially restrict, the business, operations, assets, properties, prospects or condition (financial or otherwise) of the Company after consummation of the transactions contemplated hereby.

     5.26 Taxes. All federal, state, local and foreign tax returns, reports,
          -----
statements and other similar filings required to be filed by the Company (the "Tax Returns") with respect to any federal, state, local or foreign taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions (including without limitation all income tax, unemployment compensation, social security, payroll, sales and use, excise, privilege, property, ad valorem, franchise, license, school and any other tax or similar governmental charge or imposition under laws of the United States or any state or municipal or political subdivision thereof or any foreign country or political subdivision thereof) (singly, a "Tax", and collectively, the "Taxes") have been timely filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns properly reflect the liabilities of the Company for Taxes for the periods, property or events covered thereby. All Taxes, including without limitation those which are called for by the Tax Returns, required to be paid, withheld or accrued by the Company and any deficiency assessments, penalties and interest have been timely paid, withheld or accrued. The accruals for Taxes contained in the Interim Balance Sheet are adequate to cover the Tax liabilities of the Company as of that date and include adequate provision for all deferred Taxes, and nothing has occurred subsequent to that date to make any of such accruals inadequate. Each of the Company's Tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Company's Tax books and records. Except as set forth on Schedule 5.26, the Company has not received any notice of
                       -------------
assessment or proposed assessment in connection with any Tax Returns and there are not pending tax examinations of or tax claims asserted against the Company or any of its assets or properties, and no notice of any audit, examination or claim for Taxes, whether pending or threatened, has been received. The Company has not extended, or waived the application of, any statute of limitations of any jurisdiction regarding the assessment or collection of any Taxes. There are now (and as of immediately following the Closing there will be) no Liens (other than any Lien for current Taxes not yet due and payable) on any of the assets or properties of the Company relating to or attributable to Taxes. To the knowledge of the Company, there is no basis for the assertion of any claim relating to or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company or otherwise have an adverse effect on the Company or its business, operations, assets, properties, prospects or condition (financial or otherwise). The Company does not have any knowledge of any basis for any additional assessment of any Taxes. All Tax payments related to employees, consultants, independent contractors, creditors of the Company, including, without limitation, income tax withholding, FICA, FUTA, unemployment and worker's compensation, required to be made by the Company has been fully and properly paid, withheld, accrued or recorded. The Company currently has no liability, and there are no circumstances under which the Company will be liable in the future, for any tax or insurance contribution imposed on any employee, including any common law employee or any person later deemed to be an employee by any governmental authority, of the Company, or for any tax or insurance contribution imposed on the Company, in connection with any remuneration of any type paid to any employee, including any common law employee or any person later deemed to be an employee by any governmental authority, of the Company. There are no contracts, agreements, plans or arrangements, including but not limited to the provisions of this Agreement, covering any current or former officer, director, employee, consultant or independent contractor of the Company that, individually or collectively, could give rise to or entail any payment (or portion thereof) that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code. The Company has not filed a consent under Section 341(f) of the Code. The Company is not and has not been a United States real property holding company within the meaning of Section 897(c) of the Code during the period specified in Section 897(c)(1(A)(ii) of the Code. The Company is not nor has been at any time, a party to a Tax sharing, Tax indemnity or Tax allocation agreement, and the Company (A) has not been a member of an affiliate group filing a consolidated federal Tax Return (other than a group the common parent of which was the Company, or (B) has no liability for the Taxes of any Person (other than any of the Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor or assumed the Tax liability of any other Person under contract. Correct and complete copies of (a) all Tax examinations, (b) all extensions of statutory limitations and (c) all federal, state and local income tax returns and franchise tax returns of the Company for the last five fiscal years, or such shorter period of time as any of them shall have existed, have heretofore been delivered by the Company to the Parent. The Company currently utilizes the accrual method of accounting for income tax purposes and has not changed its method of accounting for income tax purposes in the past five years.

     5.27 Intellectual Property Matters.
          -----------------------------

          (a) The Company has utilized or currently utilizes only those patents, trademarks, trade names, service marks, copyrights, software, trade secrets or know-how listed on Schedule 5.27 (the "Intellectual Property"), all
                              -------------
of which are owned by the Company free and clear of any liens, security interests, claims, charges or encumbrances, or are licensed by the Company or are in the public domain. The Intellectual Property constitutes all such assets, properties and rights which are used or held for use in, and are necessary for, the conduct of the business of the Company, as such business is now conducted and as proposed to be conducted.

          (b)  Except as set forth on Schedule 5.27, there are no royalty,
                                      -------------
commission, options, or similar arrangements, and no licenses, sublicenses or agreements, pertaining to any of the Intellectual Property or products or services of the Company.

          (c) The Company does not infringe upon or unlawfully or wrongfully use any patent, trademark, trade name, service mark, copyright or trade secret owned or claimed by another. No action, suit, proceeding or investigation has been instituted or, to the knowledge of the Company, threatened relating to any, patent, trademark, trade name, service mark, copyright or trade secret formerly or currently used by the Company. None of the Intellectual Property is subject to any outstanding order, decree or judgment. The Company has not agreed to indemnify any person or entity for or against any infringement of or by the Intellectual Property.

          (d)  Except as set forth on Schedule 5.27, no present or former
                                      -------------
employee of the Company and no other person or entity owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any patent, trademark, trade name, service mark or copyright, or in any application therefor, or in any trade secret, which the Company owns, possesses or uses in its business as now or heretofore conducted. Schedule 5.27 lists all
                                                        -------------
confidentiality or non-disclosure agreements currently in force and effect to which the Company or any of its employees is a party.

          (e)  Schedule 5.27 sets forth a complete and accurate list of all
               -------------
items of Intellectual Property duly registered in, filed in or issued by the United States Copyright Office or the United States Patent and Trademark Office, any offices in the various states of the United States and any offices in other jurisdictions.

          (f) All rights of the Company in the Intellectual Property shall vest in the applicable Surviving Corporation pursuant to the transactions contemplated hereby without any consent or other approval.

          (g)  Except as described in Schedule 5.27, all technology owned,
                                      -------------
developed, licensed, or used in connection with the Company, or, to the Company's best knowledge, the Company's suppliers and vendors, (including, but not limited to, information systems and technology, commercial and noncommercial hardware and software, firmware, mechanical or electrical products, embedded systems, or any other electro-mechanical or processor-based system, whether as part of a desktop system, office system, building system or otherwise) (collectively, the "Technology"), is Year 2000 Compliant (as defined below).

"Year 2000 Compliant" means that the Technology does not and will not, without requiring any modifications, experience any malfunctions, premature cancellation or expiration of contractual rights or deletion of data, or any other problems in connection with (i) the year 2000 (and all subsequent years) as distinct from 1900's years, (ii) the date February 29, 2000, and all subsequent leap years,
(iii) the date September 9, 1999, or (iv) any other date before, on, or after January 1, 2000.

     5.28 Completeness; No Violations. The certified copies of the Charter
          ---------------------------
Documents, as amended to date, of the Company, and the copies of all leases, instruments, agreements, licenses, permits, certificates or other documents which are included on schedules attached hereto or which have been delivered or which have been made available to the Parent in connection with the transactions contemplated hereby, are complete and correct; neither the Company nor, to the knowledge of the Company, any other party to any of the foregoing is in material default thereunder; and, except as set forth in the schedules and documents attached to this Agreement, the rights and benefits of the Company thereunder will not be materially and adversely affected by the transactions contemplated hereby, and the execution of this Agreement and the performance of the obligations hereunder will not result in a material violation or breach or constitute a material default under any of the terms or provisions thereof. Except as set forth on Schedule 5.28, none of such leases, instruments,
                       -------------
agreements, contracts, licenses, permits, certificates or other documents requires notice to, or the consent or approval of, any governmental agency or other third party to any of the transactions contemplated hereby to remain in full force and effect. The consummation of the transactions contemplated hereby will not give rise to any right of termination, cancellation or acceleration or result in the loss of any right or benefit thereunder.

     5.29 Absence of Changes. Since the Audited Balance Sheet Date, except, as
          ------------------
set forth on Schedule 5.29, the Company has not:
             -------------

          (a) incurred any liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

          (b) sold, encumbered, assigned or transferred any assets, properties or rights or any interest therein, except for the sales in the ordinary course of business consistent with past practice, or made any agreement or commitment or granted any option or right with, of or to any person to acquire any assets, properties or rights of the Company or any interest therein;

          (c) created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of its assets to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever, except in the ordinary course of business consistent with past practice;

          (d) made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or canceled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, whether or not in the ordinary course of business;

          (e) declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its shares of capital stock or other ownership interests;

          (f) suffered any damage, destruction or loss, whether or not covered by insurance, (i) materially and adversely affecting its business, operations, assets, properties or prospects or (ii) of any item or items carried on its books of account individually or in the aggregate at more than $10,000, or suffered any repeated, recurring or prolonged shortage, cessation or interruption of supplies or utility or other services required to conduct its business and operations;

          (g) suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);

          (h) received notice or had knowledge of any actual or threatened labor trouble, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

          (i) made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $50,000, except such as may be involved in ordinary repair, maintenance or replacement of its assets;

          (j) increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees, or their respective family members or made any increase in, or any addition to, other benefits to which any of its employees may be entitled, except with respect to non-officer employees of the Company consistent with practice in the ordinary course of business;

          (k) changed any of the accounting principles followed by it or the methods of applying such principles;

          (l) entered into any transaction other than in the ordinary course of business consistent with past practice;

          (m) changed its authorized capital or its securities outstanding or otherwise changed its ownership interests, or granted any options, warrants, calls, conversion rights or commitments with respect to any of its capital stock or other ownership interests; or

          (n)  agreed to take any of the actions referred to above.

     5.30 Deposit Accounts; Powers of Attorney.  Attached hereto as Schedule
          ------------------------------------                      --------
5.30 is an accurate list of:
----

          (a) the name of each financial institution in which the Company has accounts or safe deposit boxes;

          (b)  the names in which the accounts or boxes are held;

          (c)  the type of account;

          (d) the name of each person authorized to draw thereon or have access thereto; and

          (e) the name of each person, corporation, firm or other entity holding a general or special power of attorney from the Company and a description of the terms of such power.

     5.31 Books of Account. The books, records and accounts of the Company
          ----------------
accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of the Company. The Company has not engaged in any transaction, maintained any bank account or used any of the funds of the Company except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the business.

     5.32 Environmental Matters. (a) The Company has secured, and is in
          ---------------------
compliance in all material respects with, all Environmental Permits, with respect to any premises on which its business is operated, all of which Environmental Permits shall vest in the applicable Surviving Corporation upon consummation of the transactions contemplated hereby. The Company is in compliance in all material respects with all Environmental Laws.

          (b) The Company has not received any communication from any Governmental Entity that alleges that the Company is not in compliance with any Environmental Laws or Environmental Permits.

          (c) The Company has not entered into or agreed to any court decree or order, and the Company is not subject to any judgment, decree or order, relating to compliance with any Environmental Law or to investigation or cleanup of a Hazardous Substance under any Environmental Law.

          (d) No lien, charge, interest or encumbrance has been attached, asserted, or to the knowledge of the Company, threatened to or against any assets or properties of the Company pursuant to any Environmental Law.

          (e) There has been no treatment, storage, disposal or release of any Hazardous Substance on any property owned, operated or leased by the Company other than common household and office products in de minimis quantities.

          (f) The Company has not received a CERCLA 104(e) information request nor has the Company been named a potentially responsible party for any National Priorities List site under CERCLA or any site under analogous state law or received an analogous notice or request from any non-U.S. Governmental Entity, which notice, request or any resulting inquiry or litigation has not been fully and finally resolved without possibility of reopening.

          (g) There are no aboveground tanks or underground storage tanks on, under or about any property owned, operated or leased by the Company and any former aboveground or underground tanks on any property owned, operated or leased by the Company have been removed in accordance with all Environmental Laws and no residual contamination, if any, remains at such sites in excess of applicable standards.

          (h) To the Company's best knowledge, there are no Hazardous Substances in the soil, surface water or groundwater of any property owned, leased, operated, occupied or used at any time by the Company, nor are there any articles, containers or equipment on, under or about any property owned, leased, operated, occupied or used by the Company which contain any such Hazardous Substances, except for Hazardous Substances the existence of which would not result in any material liability to the Company. There is no asbestos containing material in a condition or location currently constituting a violation of any Environmental Law at, on, under or within any property owned, operated or leased by the Company.

          (i) The Company has provided to the Parent true and complete copies of, or access to, all written environmental assessment materials and reports in their possession that have been prepared by or on behalf of the Company during the past five years.

     5.33 No Illegal Payments. None of the Company nor, to the knowledge of the
          -------------------
Company, any affiliate, officer, agent or employee thereof, directly or indirectly, has, on behalf of or with respect to the Company or any affiliate thereof, (a) made any unlawful domestic or foreign political contributions, (b) made any payment or provided services which were not legal to make or provide or which the Company or any affiliate thereof or any such officer, agent or employee should have known were not legal for the payee or the recipient of such services to receive, (c) received any payment or any services which were not legal for the payer or the provider of such services to make or provide, (d) made any payment to any person or entity, or agent or employee thereof, in connection with any Lease (as hereinafter defined) to induce such person or entity to enter into a Lease transaction, (e) had any transactions or payments related to the Company which are not recorded in their accounting books and records or (f) had any off-book bank or cash accounts or "slush funds" related to the Company.

     5.34  Disclosure. The Company has delivered to the Parent true and
           ----------
complete copies of each agreement, contract, commitment or other document (or, in the case of any such document not in the possession of or reasonably available to the Company or a Principal Shareholder, accurate and complete summaries thereof) that is referred to in the schedules to this Agreement or that has been requested by the Parent or its representatives. Without limiting any exclusion, exception or other limitation contained in any of the representations and warranties made herein, this Agreement and the schedules hereto do not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein and therein not misleading in light of the circumstances in which they were made. If the Company becomes aware of any fact or circumstance that would change a representation or warranty in this Agreement or any representation made on behalf of the Company, then the Company shall immediately give notice of such fact or circumstance to the Parent. However, such notification shall not relieve the Company of its obligations under this Agreement, and at the sole option of the Parent, the truth and accuracy of any and all warranties and representations of the Company at the date of this Agreement and at the Closing, shall be a precondition to the consummation of this transaction.

     5.35  Inventory and Equipment. All inventory and equipment of the
           -----------------------
Company reflected on the Financial Statements, and all inventory and equipment owned by the Company was acquired and has been maintained in accordance with the regular business practices of the Company, consists of items of a quality and quantity useable in the ordinary course of its business consistent with past practice, and is valued in conformity with generally accepted accounting principles applied on a consistent basis; no significant amount of such inventory or equipment is obsolete.

     5.36  Corporate Records. The minute books of the Company contain
           -----------------
complete, correct and current copies of its Charter Documents and the records of all minutes of meetings, resolutions and other proceedings of its Board of Directors and shareholders set forth in such minute books are accurate. The stock record books of the Company are complete, correct and current.

     5.37  Customers. The Company has used reasonable business efforts to
           ---------
maintain, and currently maintains, good working relationships with all of its customers. Schedule 5.37 contains a list of the names of each of the 10
           -------------
customers that, in the aggregate, for the period from January 1, 1999 through the date hereof were the largest dollar volume customers of products or services, or both, sold by the Company. Except as specified in Schedule 5.37,
                                                               -------------
none of such customers has given the Company written notice terminating, canceling or threatening to terminate or cancel any Contract or relationship with the Company.

     5.38  Product Warranties. Except as set forth in Schedule 5.38: (a) the
           ------------------                         -------------
Company does not have any unexpired expressed or implied product warranty with respect to any product that it manufactures or sells or that it has heretofore manufactured or sold; (b) the Company has not received any notice of any claim based on any product warranty; and (c) the Company does not know nor has any reasonable ground to know of any claim (actual or threatened) based on any product warranty. The Company does not make any other warranties expressed or implied, with respect to any of the products that it manufactures or sells.

     5.39  No Defective Products. The Company has not manufactured, sold or
           ---------------------
supplied any products or services which are, have or, to the knowledge of the Company, will become in any material respect faulty or defective or which do not comply in any material respect with any warranty or representation expressly or impliedly made by it, or with all laws, regulations, standards and requirements applicable to such products or the provision of such services.

     5.40  Brokers. Except as described in Schedule 5.40, none of the Company
           -------                         -------------
nor any of its officers, directors or employees have employed any broker, financial advisor or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

6.   REPRESENTATIONS OF THE PARENT AND NEWCO

     As of the date hereof and as of each of the Closing Date and the Effective Time, the Parent and Newco, jointly and severally, represent and warrant to the Shareholders as follows. As used in this Agreement, any reference to any event, change or effect being material or having a material adverse effect on or with respect to the Parent means such event, change or effect is materially adverse to the financial condition, properties, business or results of operations of the Parent and its subsidiaries, taken as a whole, it being understood that none of the following shall be deemed by itself or by themselves, either alone or in combination, to constitute a material adverse effect: (i) a change in the market price or trading volume of the Parent's common stock or (ii) a failure by the Parent to meet internal earnings or revenue projections or the revenue or earnings predictions of equity analysts for any period ending (or for which earnings are released) on or after the date of this Agreement and prior to the Effective Time.

     6.1   Corporate Existence. The Parent is a corporation duly incorporated,
           -------------------
validly existing and in good standing under the Laws of the Commonwealth of Pennsylvania and Newco is a corporation duly incorporated, validly existing and in good standing under the Law of the State of California, each with full corporate power and authority to conduct its business as now conducted and as currently proposed to be conducted and to own, use and lease its Assets and properties. Each of the Parent and Newco are duly qualified, licensed or admitted to do business and are in good standing in each jurisdiction in which the ownership, use, licensing or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so duly qualified, licensed or admitted and in good standing that would not reasonably be expected to have a material adverse effect on the business or condition of the Parent.

     6.2   Corporate Power and Authorization. Each of the Parent and Newco has
           ---------------------------------
full corporate power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby and thereby. The execution an delivery by the Parent and Newco of this Agreement and the consummation by the Parent and Newco of the transactions contemplated hereby have been duly and validly authorized by all necessary actions by the Board of Directors of each of the Parent and Newco, and no other action on the part of the Board of Directors of either the Parent or Newco is required to authorize the execution, delivery and performance of this Agreement and the consummation by the Parent and Newco of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Parent and Newco and, assuming the due authorization, execution and delivery hereof by the Company and the Principal Shareholders, constitutes a legal, valid and binding obligation of the Parent and Newco enforceable against the Parent and Newco in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity.

     6.3  Consents and Approvals. Except for filings that may be required to
          ----------------------
effect the Merger under the Laws of California and any consents specified in
Schedule 6.3 (collectively the "Parent Required Consents"), neither the
------------
execution and delivery by the Parent and Newco of this Agreement, nor the performance of the transactions contemplated hereby, require any filing, consent or approval, constitute a default or cause any payment obligation to arise under
(a) any law or court order to which the Parent or Newco is subject, (b) the Charter Documents of the Parent or Newco, or (c) any contract, Governmental Permit or other document to which any the Parent or Newco is a party or by which the properties or other assets of the Parent or Newco may be subject.

     6.4  Parent Common Stock. The shares of Parent Common Stock to be issued
          -------------------
pursuant to the Merger, when issued, will be duly authorized, validly issued, fully paid and non-assessable.

     6.5  SEC Documents; Parent Financial Statements. The Parent has filed or
          ------------------------------------------
prior to the Closing Date will file with the SEC all documents required to be filed with the SEC and has furnished or made available to the Company and the Principal Shareholders true and complete copies of all SEC documents filed by it with the SEC since February 11, 1999 (the "SEC Documents"), all in the form so filed. As of their respective filing dates, such SEC Documents filed by the Parent and all SEC Documents filed after the date hereof but before the Closing complied or will comply in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder, as the case may be, and to the knowledge of the Parent, none of the SEC Documents contained or will contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent such SEC Documents have been corrected, updated or superseded by a document subsequently filed with the SEC. The financial statements of the Parent, including the notes thereto, included in the SEC Documents (the "Parent Financial Statements") comply as to form in all materials respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto) and present fairly the consolidated financial position of the Parent at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited financial statements, to normal year-end adjustments). There has been no change in the Parent's accounting policies except as described in the Parent Financial Statements. Except as reflected or reserved against in the Parent Financial Statements, the Parent has no material liabilities or other obligations, except for liabilities and obligations (i) incurred in the ordinary course of business or (ii) that would not be required to be reflected or reserved against in the balance sheet of the Parent prepared in accordance with GAAP.

     6.6  No Conflicts. The execution and delivery by the Parent and Newco of
          ------------
this Agreement does not, and the performance by the Parent and Newco of its respective obligations under this Agreement and the consummation of the transactions contemplated hereby do not and will not:

          (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Charter Documents of the Parent or Newco; or

          (b) conflict with or result in a violation or breach of any law or order applicable to the Parent or Newco or their respective assets or properties, except as would not be reasonably expected to have material adverse effect on the business or condition of the Company or Newco.

     6.7  Absence of Changes. Since the Audited Balance Sheet Date, there has
          ------------------
not been a material adverse effect, or any event or development which, individually or together with other such events, would reasonably be expect to result in a material adverse effect, on the business or condition of the Parent.

     6.8  Ownership of Newco; No Prior Activities. As of the date hereof and
          ---------------------------------------
the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Newco has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

     6.9  Brokers. Neither the Parent or Newco or any of their respective
          -------
officers, directors or employees have employed any broker, financial advisor or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

7.   COVENANTS OF THE COMPANY AND THE PRINCIPAL SHAREHOLDERS

     7.1  Conduct of Business. During the period from the date of this
          -------------------
Agreement and continuing until the earlier of (a) the termination of this Agreement, or (b) the Effective Time, the Company shall, and the Principal Shareholders shall cause the Company to, (unless Parent shall give its prior consent in writing which consent will not be unreasonably withheld or delayed) carry on its business in the usual, regular and ordinary course consistent with past practice, to pay its Liabilities and Taxes consistent with the Company's past practices, to pay or perform other obligations when due consistent with the Company's past practices, subject to any good faith disputes over such Liabilities, Taxes and other obligations and, to the extent consistent with such business, to use commercially reasonable efforts and institute all policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, independent contractors and other Persons having business dealings with it, all with the express purpose and intent of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. Without limiting

     6.5  SEC Documents; Parent Financial Statements.  The Parent has filed or
          ------------------------------------------
prior to the Closing Date will file with the SEC all documents required to be filed with the SEC and has furnished or made available to the Company and the Principal Shareholders true and complete copies of all SEC documents filed by it with the SEC since February 11, 1999 (the "SEC Documents"), all in the form so filed. As of their respective filing dates, such SEC Documents filed by the Parent and all SEC Documents filed after the date hereof but before the Closing complied or will comply in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder, as the case may be, and to the knowledge of the Parent, none of the SEC Documents contained or will contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent such SEC Documents have been corrected, updated or superseded by a document subsequently filed with the SEC. The financial statements of the Parent, including the notes thereto, included in the SEC Documents (the "Parent Financial Statements") comply as to form in all materials respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto) and present fairly the consolidated financial position of the Parent at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited financial statements, to normal year-end adjustments). There has been no change in the Parent's accounting policies except as described in the Parent Financial Statements. Except as reflected or reserved against in the Parent Financial Statements, the Parent has no material liabilities or other obligations, except for liabilities and obligations (i) incurred in the ordinary course of business or (ii) that would not be required to be reflected or reserved against in the balance sheet of the Parent prepared in accordance with GAAP.

     6.6  No Conflicts.  The execution and delivery by the Parent and Newco of
          ------------
this Agreement does not, and the performance by the Parent and Newco of its respective obligations under this Agreement and the consummation of the transactions contemplated hereby do not and will not:

          (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Charter Documents of the Parent or Newco; or

          (b) conflict with or result in a violation or breach of any law or order applicable to the Parent or Newco or their respective assets or properties, except as would not be reasonably expected to have material adverse effect on the business or condition of the Company or Newco.

     6.7  Absence of Changes.  Since the Audited Balance Sheet Date, there has
          ------------------
not been a material adverse effect, or any event or development which, individually or together with other such events, would reasonably be expect to result in a material adverse effect, on the business or condition of the Parent.

     6.8  Ownership of Newco; No Prior Activities.  As of the date hereof and
          ---------------------------------------
the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Newco has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

     6.9  Brokers.  Neither the Parent or Newco or any of their respective
          -------
officers, directors or employees have employed any broker, financial advisor or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

7.   COVENANTS OF THE COMPANY AND THE PRINCIPAL SHAREHOLDERS

     7.1  Conduct of Business.  During the period from the date of this
          -------------------
Agreement and continuing until the earlier of (a) the termination of this Agreement, or (b) the Effective Time, the Company shall, and the Principal Shareholders shall cause the Company to, (unless Parent shall give its prior consent in writing which consent will not be unreasonably withheld or delayed) carry on its business in the usual, regular and ordinary course consistent with past practice, to pay its Liabilities and Taxes consistent with the Company's past practices, to pay or perform other obligations when due consistent with the Company's past practices, subject to any good faith disputes over such Liabilities, Taxes and other obligations and, to the extent consistent with such business, to use commercially reasonable efforts and institute all policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, independent contractors and other Persons having business dealings with it, all with the express purpose and intent of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. Without limiting the foregoing, except as expressly contemplated by this Agreement, the Company shall not, without the prior written consent of the Parent:

          (a) enter into any Contract, commitment or transaction or incur any Liabilities in excess of $10,000 in the aggregate outside of the ordinary course of business consistent with past practice;

          (b) enter into any Contract in connection with any transaction involving a Business Combination;

          (c) alter, or enter into any Contract or other commitment to alter, its interest in any corporation, association, joint venture, partnership or business entity in which the Company directly or indirectly holds any interest on the date hereof;

          (d) enter into any strategic alliance, joint development or joint marketing Contract;

          (e) materially amend or otherwise modify (or agree to do so), except in the ordinary course of business consistent with past practice, or materially violate the terms of, any of the Contracts set forth in Schedule 5.16;

          (f) enter into any transaction with any officer, director, shareholder or Affiliate of the Company, other than (i) compensation consistent with existing policies or as otherwise permitted by this Agreement or (ii) reimbursement of business expenses and similar matters in the ordinary course of business;

          (g) enter into or amend any Contract pursuant to which any other Person is granted manufacturing, marketing, distribution, licensing or similar rights of any type or scope with respect to any products of the Company and the Intellectual Property;

          (h) commence any Action or Proceeding;

          (i) except for (i) the issuance of shares of Company capital stock upon exercise or conversion of presently outstanding Company options, Company warrants or convertible securities listed on Schedule 5.6 , and (ii) the grant
                                             ------------
to new Company employees hired after the date hereof but before the Closing Date of options to purchase Company common stock in a manner consistent with the stock option policies and practices of the Parent, which option grants shall not exceed 10,000 shares per individual new employee or 50,000 shares in the aggregate, the Company will not (A) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Company capital stock, or split, combine or reclassify any Company capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Company capital stock, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of Company capital stock; (B) issue, grant, deliver, sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of Company capital stock or options, warrants or other instruments convertible, exchangeable or exercisable therefor, or modify or amend the rights of any holder of any outstanding shares of Company capital stock (including to reduce or alter the consideration to be paid to the Company upon the exercise of any outstanding Company options, Company warrants or other convertible securities), or (C) enter into any agreements, arrangements, plans or understandings with respect to any such modification or amendment, nor shall the Company take any action to affect the number of shares of Company capital stock for which any shares of Company capital stock, Company options, Company warrants or other securities are convertible or exchangeable into, nor shall the Company issue any shares of Company capital stock which exchange or convert into shares of Company capital stock at a ratio other than one-for-one;

          (j) take any action that would change the corporate governance of the Company, including (i) cause or permit any amendments to its Articles of Incorporation, other than to file an amendment to its Articles of Incorporation to: (1) increase the Company's authorized number of Common Stock to 20,000,000 shares, and (2) increase the Company's authorized number of Preferred Stock to 8,000,000, of which 3,000,000 shall be designated Series A Preferred Stock and 5,000,000 shall be designated Series B Preferred Stock, (ii) cause or permit any amendments to its by-laws, or
(iii) change the number of directors or the Persons serving as directors of the Company;

          (k) transfer (by way of a license or otherwise) to any Person rights to any Intellectual Property other than licenses incidental to the sale of the Company's products in the ordinary course of business;

          (l) dispose of or sell, waive any right to license or lease, or incur any lien on, any assets and properties of the Company, other than acquisitions or dispositions of inventory, or Licenses of products as permitted by clause (k) of this Section 7.1, or as the result of the payment for goods and services in the ordinary course or as otherwise permitted by this Agreement;

          (m) purchase any assets and properties of any Person other than acquisitions of inventory (including office supplies) or licenses of products in the ordinary course of business of the Company consistent with past practice;

          (n) make any capital expenditures or commitments by the Company for additions to property, plant or equipment of the Company constituting capital assets, individually or in the aggregate in an amount exceeding $50,000;

          (o) except to comply with generally accepted accounting principles in the United States ("GAAP"), write-off or write-down or make any determination to write off or write-down, or revalue, any of the assets and properties of the Company, or make changes in any reserves or liabilities associated therewith, individually or in the aggregate in an amount exceeding $10,000;

          (p) pay, discharge or satisfy, in an amount in excess of $10,000, in any one case, or $10,000 in the aggregate, any claim, Liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) owing by the Company, other than the payment, discharge or satisfaction in the ordinary course of business of Liabilities reflected or reserved against in the Company Financial Statements or incurred after the Audited Balance Sheet Date in the ordinary course of business consistent with this Agreement;

          (q) fail to pay or otherwise satisfy its Liabilities consistent with the Company's past practices, except such as are being contested in good faith;

          (r) except for the indebtedness under the Loan Agreement, incur any Indebtedness or guarantee any such Indebtedness in an aggregate amount exceeding $10,000, or issue or sell any debt securities of the Company or guarantee any debt securities of others;

          (s) grant any severance or termination pay to any director, officer, employee or consultant, except payments made pursuant to written agreements outstanding on the date hereof, the terms of which are disclosed in Schedule
                                                                    --------
5.16;
----

          (t) increase greater than five percent (5%) the salary, rate of commissions, rate of consulting fees or any other compensation of any current or former officer, director, shareholder, employee, independent contractor or consultant of the Company;

          (u) make any payment of consideration of any nature whatsoever to any current or former officer, director, shareholder, employee, independent contractor or consultant of the Company, other than (i) salary, commissions or consulting fees and customary benefits paid to any current or former officer, director, shareholder, employee or consultant of the Company or (ii) discretionary or stay bonuses which (x) continue existing employee compensation arrangements or (y) do not exceed $10,000 individually or $20,000 in the aggregate;

          (v) establish or modify (i) targets, goals, pools or similar provisions under any employee benefit plan, employment Contract or other employee compensation arrangement or independent contractor Contract or other compensation arrangement or (ii) salary ranges, increased guidelines or similar provisions in respect of any Plan, employment Contract or other employee compensation arrangement or independent contractor Contract or other compensation arrangement;

          (w) adopt, enter into, amend, modify or terminate (partial or complete) any Plan;

          (x) make or change any material election in respect of Taxes, adopt or change any material accounting method in respect of Taxes, enter into any tax allocation agreement, tax sharing agreement, tax indemnity agreement or closing agreement, settle or compromise any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes with any Taxing authority or otherwise;
          (y) except as required by GAAP, make any material change in the accounting policies, principles, methods, practices or procedures of the Company (including without limitation for bad debts, contingent liabilities or otherwise, respecting capitalization or expense of research and development expenditures, depreciation or amortization rates or timing of recognition of income and expense);

          (z) commence, terminate or change any line of business;

          (aa) cancel, materially amend or fail to renew any insurance policy other than in the ordinary course of business consistent with past practice, or fail to use commercially reasonable efforts to give all notices and present all claims under all such policies in a timely fashion;

          (bb) fail to undertake any commercially reasonable action, including but not limited to paying or otherwise satisfying any obligations to procure, maintain, renew, extend or enforce any Intellectual Property;

          (cc) take, or agree in writing or otherwise to take, any of the actions described in Section 5.29 above; and
          (dd) take, or agree in writing or otherwise to take, any of the actions described in Sections 7.1(a) through (cc) above, or any other action that would prevent the Company from performing or cause the Company not to perform its agreements and covenants hereunder.

     7.2  Compliance with Laws, etc.    The Company shall, and the Principal
          --------------------------
Shareholders shall cause the Company to, comply with all laws, ordinances, rules, regulations and orders applicable to the Company or its business, operations, properties or assets, noncompliance with which might materially affect the Company.

     7.3  Exclusivity.  Except with respect to this Agreement and the
          -----------
transactions contemplated hereby, none of the Company, the Principal Shareholders or their affiliates shall, and each of them shall cause its respective employees, agents and representatives (including, without limitation, any investment banking, legal or accounting firm retained by it or them and any individual member or employee of the foregoing) (each, an "Agent") not to, (a) initiate, solicit or seek, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders or any of them) with respect to a merger, acquisition, consolidation, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase of all or any portion of the assets or any equity securities of, the Company (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"), or (b) engage in any negotiations concerning, or provide any confidential information or data to, or have any substantive discussions with, any person relating to an Acquisition Proposal, (c) otherwise cooperate in any effort or attempt to make, implement or accept an Acquisition Proposal, or (d) enter into or consummate any agreement or understanding with any person or entity relating to an Acquisition Proposal, except for the Merger contemplated hereby. If the Company or any Principal Shareholder, or any of their respective Agents, have provided any person or entity (other than the Parent) with any confidential information or data relating to an Acquisition Proposal, then they shall request the immediate return thereof. The Company and the Principal Shareholders shall notify the Parent immediately if any inquiries, proposals or offers related to an Acquisition Proposal are received by, any confidential information or data is requested from, or any negotiations or discussions related to an Acquisition Proposal are sought to be initiated or continued with, it or any individual or entity referred to in the first sentence of this Section 7.3. The covenant contained in this Section 7.3 shall not survive any termination of this Agreement pursuant to Article 11.

     7.4  Third-Party Approvals.  Prior to the Closing Date, the Company
          ---------------------
shall, and the Principal Shareholders shall cause the Company to, satisfy any requirement for notice and approval of the transactions contemplated by this Agreement under applicable agreements with third parties,

"approval of the shareholders" of the Company within the meaning of Section 153 of the California Code to the Merger and this Agreement and the transactions contemplated hereby and to enable the Closing to occur as promptly as practicable. The materials submitted to the shareholders of the Company in respect of the Special Meeting shall include any materials required by the rules andxregulations promulgated under the California Code in connection with obtaining the Fairness Approval and shall have been subject to prior review and comment by Parent (which such comments will be promptly conveyed by Parent, which shall have at least five (5) Business Days to review such materials) and shall include information regarding the Company, the terms of the Merger and this Agreement and the unanimous recommendation of the Board of Directors of the Company in favor of the Merger, this Agreement and the transactions contemplated thereby (and, if a Registration Statement is used, the prospectus included as part of the Registration Statement). The Parent will promptly provide to the Company any information in its possession or reasonably available to it that is necessary for preparation of the information or proxy statement that the Company will send to its shareholders in connection with the Company's solicitation of written consents or proxies for the Special Meeting. The written information that the Parent will supply to the Company expressly for inclusion by the Company in such information or proxy statement, and any written information that the Company will supply to the Parent expressly for inclusion in either the materials to be filed with the California Department of Corporations in connection with the Fairness Hearing or the Registration Statement, will not knowingly contain any untrue statement of material fact or omit any material facts required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

     8.3  Access to Information. Between the date of this Agreement and the
          ---------------------
earlier of the Effective Time or the termination of this Agreement, upon reasonable notice the Company shall (i) give Parent, Newco and their respective officers, employees, accountants, counsel, financing sources and other agents and representatives full access (subject to reasonable supervision and, at the Company's option, logging of information to which access is provided) to all buildings, offices, and other facilities and to all books and records of the Company, whether located on the premises of the Company or at another location;
(ii) permit Parent and Newco to make such inspections as they may require; (iii) cause its officers to furnish Parent and Newco such financial, operating, technical and product data and other information with respect to the business and assets and properties of the Company as Parent and Newco from time to time may request, including without limitation financial statements and schedules available at any location other than the Company's headquarters and none of such technical information shall be removed from such headquarters (whether in written, electronic or other format) without the prior written consent of the Company); (iv) allow Parent and Newco the opportunity to interview such employees and other personnel and affiliates of the Company with the Company's prior written consent, which consent shall not be unreasonably withheld or delayed; and (v) assist and cooperate with the Parent and Newco in the development of integration plans for implementation by the Parent and the Surviving Corporation following the Effective Time; provided, however, that no investigation pursuant to this Section 8.3 shall affect or be deemed to modify any representation or warranty made by the Company herein. Materials furnished to the Parent pursuant to this Section 8.3 may be used by the Parent for strategic and integration planning purposes relating to accomplishing the transactions contemplated hereby.

     8.4  Expenses. Whether or not the Merger is consummated, all fees and
          --------
expenses incurred in connection with the Merger including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses; provided, however, that Parent shall pay to the Company the sum of One Million Dollars ($1,000,000), less any outstanding amounts owed by the Company to the Parent under the Loan Agreement (which amounts shall be forgiven as of the Effective Time) in the event that the Company terminates this Agreement due to the Parent's wilful breach of this Agreement; and further, provided, that the Company shall be obligated to pay to the Parent the sum of One Million Five Hundred Thousand Dollars ($1,500,000) in the event that: (x) this Agreement is terminated (other than by the Company due to the Parent's wilful breach of this Agreement), and (y) the Company consummates (within 9 months after the
            ---
termination of this Agreement) a transaction with a third Person with respect to an Acquisition Proposal.

     8.5  Public Disclosure. Unless otherwise required by law (including
          -----------------
federal and state securities laws) or, as to the Parent, by the rules and regulations of the NASD, prior to the Effective Time, no disclosure (whether or not in response to any inquiry) of the existence of any subject matter of, or the terms and conditions of, this Agreement shall be made by any party hereto unless approved by the Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld or delayed. The Parent will use its good faith efforts to provide advance notice to the Company of any disclosure that it intends to make as required by Law or by the rules and regulations of the NASD. The parties have, prior to the execution and delivery of this Agreement, agreed upon the text of a joint press release with respect to the announcement of this Agreement.

     8.6  Approvals. The Parent and the Company shall use commercially
          ---------
reasonable efforts to obtain the approvals from Governmental Entities or under any of the Contracts or other agreements as may be required in connection with the Merger so as to preserve all rights of and benefits to the Parent or the Company (as applicable) thereunder and each party shall provide the other with such assistance and information as is reasonably required to obtain such approvals.

     8.7  FIRPTA Compliance. On or prior to the Closing Date, the Company
          -----------------
shall deliver to the Parent a properly executed statement in a form reasonably acceptable to the Parent forxpurposes of satisfying the Parent's obligations under Treasury Regulation Section 1.1445-2(c) (3).

     8.8  Additional Documents and Further Assurances. Each party hereto, at
          -------------------------------------------
the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things (including, but not limited to, all action reasonably necessary to seek and obtain any and all consents and approvals of any Government Entity or Person, provided that the Parent shall not be obligated to consent to any divestitures or operational limitations or activities in connection therewith and no party shall be obligated to make a payment of money as a condition to obtaining any such condition or approval) as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     8.9  NNM Listing of Additional Shares Application. The Parent shall use
          --------------------------------------------
its commercially reasonable efforts to cause to be authorized for listing on the NNM the shares of the Parent Common Stock to be issued, and the shares of the Parent Common Stock required to be reserved for issuance, in connection with the Merger, will be converted upon disposition, upon official notice of issuance.

     8.10 Takeover Statutes. If any takeover statute is or may become
          -----------------
applicable to the transactions contemplated hereby, the Board of Directors of the Company will grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate the effects of any takeover statute on any of the transactions contemplated hereby.

     8.11 Notification of Certain Matters. (a) The Company shall give
          -------------------------------
prompt notice to the Parent of (i) the occurrence or non-occurrence of any event known to the Company the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in Article 5 to be untrue or inaccurate in any material respect at or prior to the Closing Date or the Effective Time and (ii) any material failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by the Company hereunder.

          (b) The Principal Shareholders shall give prompt notice to the Parent of (i) the occurrence or non-occurrence of any event known to the Principal Shareholders the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in Article 4 to be untrue or inaccurate in any material respect at or prior to the Closing Date or the Effective Time and (ii) any material failure of the Principal Shareholders to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by the applicable Principal Shareholder hereunder.

          (c) The Parent shall give prompt notice to the Company of (i) the occurrence or non-occurrence of any event known to the Parent or Newco the occurrence of non-occurrence of which would be likely to cause any representation or warranty contained in Article 6 to be untrue or inaccurate in any material respect at or prior to the Closing Date or the Effective Time and
(ii) any material failure of the Parent or Newco to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

          (d) The delivery of any notice pursuant to this Section 8.11 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, (ii) modify the conditions set forth in Section 9 or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     8.12 Company Options, Warrants, etc. As of the Closing Date, all
          ------------------------------
fully-vested and partially-vested options and all warrants for capital stock of the Company and other convertible securities of the Company shall be either exercised (or, with respect to partially-vested options, partially exercised to the extent vested) by the holders thereof or canceled by the Company. As of the Closing Date, all non-vested options (and partially-vested options to the extent not vested) for capital stock of the Company shall be exchanged for options to purchase Parent Common Stock in accordance with Section 2.1(d) hereof.

     8.13 Tax Matters. (a) Prior to the Merger, Parent will be in "Control"
          -----------
of Newco within the meaning of Section 368(c) of the Code. At the Effective Time, the Company will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any Person could acquire any capital stock of the Company that, if exercised or converted, would affect Parent's acquisition or retention of Control of the Company.

          (b) Parent has no plan or intention to cause the Company after the Effective Time to issue additional shares of stock or to sell or otherwise dispose of shares of the Company that would result in Parent losing Control of the Company;

          (c) Neither Parent nor any corporation affiliated with Parent, has any plan or intention to liquidate the Company, to merge the Company with or into another corporation (except pursuant to the Merger), to sell, distribute or otherwise dispose of the capital stock of the Company except for transfers of stock described in Section 368(a)(2)(C) or Treas. Reg. Section 1.368-2(k)(2); or to cause the Company to sell or otherwise dispose of any of its assets acquired from Newco except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) or Treas. Reg. Section 1.368-2(k)(2);

          (d) Following the Merger, the "historic business" of the Company will be continued or a significant portion of the Company's "historic business" assets will be used in a business, as each such term is used in Treas. Reg.
Section 1.368-1(d). The business currently carried on by the Company is its "historic business," within the meaning of Treasury Reg. Section 1.368-1(d) and no assets of the Company have been acquired, or sold, transferred or otherwise disposed of, which would prevent Parent, or the members of Parent's qualified group (as defined in Treasury Reg. Section 1.368-1(d)(4)(ii)), from continuing the "historic business" of the Company or from using a "significant portion" of the Company's "historic business" assets in a business following the Merger, as such terms are used in Treasury Reg. Section 1.368-1(d); and

          (e) Following the Merger, Parent will comply with the record-keeping and information filing requirements of Treas. Reg. Section 1.368-3.

9.   CONDITIONS TO THE MERGER

     9.1  Conditions to Obligations of Each Party to Effect the Merger. The
          ------------------------------------------------------------
respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

          (a)  Governmental Entity Approvals. Approvals from any Governmental
               -----------------------------
Entity (if any) deemed appropriate or necessary by any party to this Agreement shall have been timely obtained.

          (b)  No Injunctions or Regulatory Restraints; Illegality. No temporary
               ---------------------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or Governmental Entity or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect; nor shall there be any action taken, or any law enacted, entered, enforced or deemed applicable to the Merger or the other transactions contemplated by the terms of this Agreement that would prohibit the consummation of the Merger or which would permit consummation of the Merger only if certain divestitures were made or if Parent were to agree to limitations on its business activities or operations (unless such divestitures would be required as a result of the acquisition of another business entity by Parent after the date hereof).

          (c)  Shareholder Approval. The Merger shall have been approved by the
               --------------------
requisite votes of the Company's Shareholders in accordance with the California Code.

          (d)  Fairness Approval; Effectiveness of Registration Statement. The
               ----------------------------------------------------------
Fairness Approval shall have been obtained, or, if Parent elects to proceed with the Registration Statement as provided in Section 8.1, the Registration Statement shall have been declared effective by the SEC under the Securities Act, and no stop order (or similar action) suspending the Fairness Approval or, if applicable, the effectiveness of the Registration Statement shall have been issued by the Commissioner or the SEC, as applicable, and no proceedings for that purpose and no similar proceeding in respect of the Company's information or proxy statement shall have been initiated or threatened by the Commissioner or the SEC, as applicable.

     9.2  Additional Conditions to Obligations of the Company. The
          ---------------------------------------------------
obligations of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of following conditions, any of which may be waived, in writing, exclusively by the Company:

          (a)  Representations and Warranties. Each of the representations and
               ------------------------------
warranties made by Parent and Newco in this Agreement shall be true and correct on and as of the Closing Date as though each such representation and warranty was made on and as of the Closing Date, and any representation and warranty made as of a specified date shall also have been true and correct on and as of such earlier date, except where the failure of any such representations and warranties to be true and correct (without regard to any materiality qualifier contained therein and considered individually or in the aggregate) would not be reasonably expected to have a material adverse effect on the business or condition of Parent, and the Company shall have received a certificate to such effect signed by the Chief Executive Officer of Parent.

          (b)  Performance. Parent and Newco shall have performed and complied
               -----------
with in all material respects each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Parent or Newco at or before the Closing, and the Company shall have received a certificate to such effect signed by the Chief Executive Officer of Parent.

          (c)  Legal Opinion. The Company shall have received a legal opinion
               -------------
from Morgan, Lewis & Bockius LLP, counsel to Parent, in form and substance reasonably satisfactory to it.

          (d)  NNM Listing. The shares of Parent Common stock issuable to
               -----------
shareholders of the Company pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger will be converted upon disposition shall have been authorized for listing on the NNM upon official notice of issuance.

          (e)  Parent Common Stock Options. The Parent shall have reserved
               ---------------------------
250,000 shares of common stock, par value $.01 per share, of the Parent for grants of options in such amounts and to such employees of the Company as the Company and the Parent shall mutually agree, which options shall be granted under the Parent's equity compensation plan and in accordance with the Parent's stock option policies, and the board of directors of the Parent shall have authorized the same. All such options shall be granted within ten (10) Business Days after the Closing Date with an exercise price equal to the fair market value of Parent's common stock on such date, subject to Parent's equity compensation plan and in accordance with the Parent's stock option policies. Such options shall vest in 25% increments on each of the first four succeeding six month anniversaries of the Closing Date.

     9.3  Additional Conditions to the Obligations of Parent and Newco. The
          ------------------------------------------------------------
obligations of Parent and Newco to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

          (a)  Representations and Warranties. Each of the representations and
               ------------------------------
warranties made by the Company and the Principal Shareholders in this Agreement shall be true and correct on and as of the Closing Date as though each such representation and warranty made as of a specified date shall also have been true and correct on and as of such earlier date, except where the failure of any such representations and warranties to be true and correct (without regard to any materiality qualifier contained therein and considered individually or in the aggregate) would not be reasonably expected to have a material adverse effect on the business or condition of the Company, and Parent and the Principal Shareholders shall have received a certificate to such effect signed by the Chief Executive Officer of the Company.

          (b)  Performance. The Company and the Principal Shareholders shall
               -----------
have performed and complied with in all material respects each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Company and the Principal Shareholders on or before the Closing Date, and Parent and Newco shall have received a certificate to such effect signed by the Chief Executive Officer of the Company.

          (c)  Legal Opinions. Parent shall have received legal opinions from
               --------------
Wilson Sonsini Goodrich & Rosati and from Ritchey, Fisher, Whitman and Klein, legal counsels to the Company, in form attached hereto as Exhibit F-1 and
                                                          -----------
Exhibit F-2, respectively.
-----------

          (d)  Limitation on Dissent. Holders of no more than 5% of the
               ---------------------
outstanding shares of Company Stock shall have exercised and not withdrawn, forfeited or otherwise permitted to lapse appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger.

          (e)  FIRPTA Compliance. The executed statement in the form reasonably
               -----------------
acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3) previously delivered by the Company to Parent shall continue to be in full force and effect.

          (f)  Third Party Consents. Parent shall have received evidence
               --------------------
satisfactory to it that the Company has obtained the consents, approvals and waivers listed in Schedule 5.9 (with such consents, approvals or waivers to be
                  ------------
in form and substance satisfactory to Parent and sufficient to enable Parent to utilize, exploit or transfer any such Intellectual Property through the Company or Parent or through or to any other subsidiary of Parent).

          (g)  Repayment of Indebtedness. Prior to and as of the Closing Date,
               -------------------------
the Shareholders and the employees of the Company shall have repaid to the Company in full all amounts owing to the Company by the Shareholders and the employees of the Company.

          (h)  Estimated Closing Date Liabilities. The Estimated Closing Date
               ----------------------------------
Liabilities shall not exceed Three Million Dollars ($3,000,000).

10.  INDEMNIFICATION; SURVIVAL

     10.1 General Indemnification by the Company and the Shareholders. Subject
          -----------------------------------------------------------
to the limitations contained in Section 10.4 hereof and the Escrow Agreement, the Company and the Shareholders severally, but not jointly, covenant and agree that they will indemnify, defend, protect and hold harmless the Parent, Newco and the Surviving Corporation and their respective officers, shareholders, directors, divisions, subdivisions, affiliates, subsidiaries, parents, agents, employees, successors and assigns at all times from and after the date of this Agreement until the Expiration Date (as defined in Section 10.5) from and against all claims, damages, losses, liabilities, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) (collectively, "Losses") incurred by the Parent, Newco or the Surviving Corporation as a result of or arising from (a) any breach of the representations and warranties made by the Company or the Principal Shareholders set forth herein or on the schedules or certificates delivered in connection herewith; provided that any representation or warranty of the Company or the Principal Shareholders qualified as to materiality or as to "material adverse effect" or words to that effect shall be deemed not to be so qualified for purposes of determining whether a breach of such representation or warranty shall have occurred for purposes of this Article 10; (b) any nonfulfillment of any covenant or agreement on the part of the Principal Shareholders or the Company under this Agreement, or on the part of the shareholders party to the Non-Competition Agreements; provided that any covenant or agreement of the Company or the Principal Shareholders qualified as to materiality or as to "material adverse effect" or words to that effect shall be deemed not to be so qualified for purposes of determining whether a breach of such covenant or agreement shall have occurred for purposes of this Article 10;

(c) the business, operations or assets of the Company prior to the Effective Time or the actions or omissions of the Company's directors, officers, shareholders, employees or agents prior to the Effective Time, other than Losses arising from matters expressly disclosed in the Financial Statements, this Agreement or the Schedules to this Agreement, or incurred by the Company in the ordinary course of business in compliance with Section 7.1 hereof from the date of the execution of this Agreement through the Closing Date, (d) any liability or Losses in connection with the failure by the Company to withhold or pay payroll Taxes prior to the Closing Date, (e) any claims or litigation involving the Company which are pending or, to the knowledge of the Company, threatened prior to the Closing Date, or (f) any liability under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") or other federal or state law or regulation, at common law or otherwise, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact relating to the Company or the Principal Shareholders contained in any preliminary prospectus, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto (including any additional registration statement filed pursuant to Rule 462(b) under the Securities Act), which statement was provided or was based upon information or documents provided to the Parent or its counsel by the Company or the Principal Shareholders, or (ii) any omission or alleged omission to state therein a material fact relating to the Company or the Shareholders required to be stated therein or necessary to make the statements therein not misleading, which information was not provided to the Parent or its counsel by the Company or the Principal Shareholders; provided, however, that such indemnity shall not inure to the benefit of the Parent, Newco or the Surviving Corporation to the extent that such untrue statement (or alleged untrue statement) was made in, or such omission (or alleged omission) occurred in, any preliminary prospectus and the Principal Shareholders provided, in writing, corrected information to the Parent for inclusion in the final prospectus, and such information was not so included.

     10.2  Indemnification by the Parent and Newco. Subject to the limitations
           ---------------------------------------
contained in Section 10.4 hereof, the Parent and Newco, jointly and severally, covenant and agree that they will indemnify, defend, protect and hold harmless the Company and the Principal Shareholders, their respective heirs, personal representatives, and successors at all times from and after the date of this Agreement from and against all Losses incurred by the Company and the Principal Shareholders as a result of or arising from (a) any breach of the representations and warranties made by the Parent and Newco set forth herein or on the schedules or certificates attached hereto, (b) any nonfulfillment of any agreement on the part of the Parent under this Agreement, or (c) any liability under the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to the Parent contained in any preliminary prospectus, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto (including any registration statement filed pursuant to Rule 462(b) under the Securities Act), or arising out of or based upon any omission or alleged omission to state therein a material fact relating to the Parent required to be stated therein or necessary to make the statements therein not misleading, which liability is not the subject of indemnification of the Parent, Newco and the Surviving Corporation pursuant to Section 10.1(f) above.

     10.3  Third-Party Claims.
           ------------------

          (a) In order for a party hereto eligible to be indemnified hereunder (an "Indemnified Party") to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by any person or entity against the Indemnified Party (a "Third-Party Claim"), such Indemnified Party must notify the parties obligated to provide indemnification pursuant to Section 10.1 or 10.2 hereof (each, an "Indemnifying Party") in writing, and in reasonable detail, of the Third-Party Claim within 30 Business Days after receipt by such Indemnified Party of written notice of the Third-Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within five Business Days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third-Party Claim. To the extent the Indemnifying Party has actually paid any amount to the Indemnified Party in respect of any Loss in connection with such Third-Party Claim, the Indemnifying Party shall have a right of subrogation with respect to such Third-Party Claim to the extent of such payment.

          (b) The Indemnifying Party shall have right to defend and settle, at its own expense and by its own counsel (provided that such counsel is not reasonably objected to by the Indemnified Party), any Third-Party Claim as the Indemnifying Party pursues the same in good faith and diligently and so long as the Third-Party Claim does not relate to an actual or potential Loss to which
Section 10.3(e) applies in which the Indemnified Party is the Parent, Newco or the Surviving Corporation. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control. Notwithstanding the foregoing, the Indemnified Party shall have the right to participate in any matter through counsel of its own choosing at its own expense (unless there is a conflict of interest that prevents counsel for the Indemnifying Party from representing the Indemnified Party, in which case the Indemnifying Party will reimburse the Indemnified Party for the expenses of its counsel). After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable additional legal expenses and out-of-pocket expenses, and except in the case of a Third-Party Claim relating to an actual or potential Loss to which Section 10.3(e) applies in which the Indemnified Party is the Parent, Newco or the Surviving Corporation.

          (c) No Indemnifying Party shall, in the defense of any Third-Party Claim, consent to entry of any judgment (other than a judgment of dismissal on the merits without costs) or enter into any settlement, except with the written consent of the Indemnified Party, which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim or matter.

          (d) If the Indemnifying Party does not assume the defense of any Third-Party Claim, then the Indemnified Party may defend against such Third-Party Claim in such manner as it deems appropriate at the expense of the Indemnifying Party.

          (e) Notwithstanding anything to the contrary in this Article 10, if at any time, in the reasonable opinion of the Parent, Newco or the Surviving Corporation as the Indemnified Party (notice of which opinion shall be given in writing to the Indemnifying Party), any Third-Party Claim seeks material prospective relief which could have an adverse effect on any such Indemnified Party or any subsidiary, then such Indemnified Party shall have the right to control or assume (as the case may be) the defense of any such Third-Party Claim and the amount of any judgment or settlement and the reasonable costs and expenses of defense (including, but not limited to, fees and disbursements of counsel and experts, as well as any sampling, testing, investigation, removal, treatment or remediation undertaken by the Parent, Newco or the Surviving Corporation and all counseling or engineering fees and expenses related thereto) shall be included as part of the indemnification obligations of the Indemnifying Party hereunder. If the Indemnified Party elects to exercise such right, then the Indemnifying Party shall have the right to participate in, but not control, the defense of such Third-Party Claim at the sole cost and expense of the Indemnifying Party.

     10.4 Limitations on Indemnification. No Indemnified Party shall assert
          ------------------------------
any claim (other than a Third-Party Claim) for indemnification hereunder until such time as the aggregate of all claims which such Indemnified Party may have against an Indemnifying Party shall equal One Hundred Twenty-Five Thousand Dollars ($125,000), at which time an Indemnified Party shall be entitled to indemnification for the total amount for which indemnification may be owing, excluding the first One Hundred Twenty-Five Thousand Dollars ($125,000). For purposes of the preceding sentence, the Parent, Newco and the Surviving Corporation shall be considered to be a single Indemnifying and Indemnified Party and the Company and the Shareholders shall be considered to be a single Indemnifying and Indemnified Party. Notwithstanding any other term of this Agreement, in no event shall any Shareholder be liable under this Article 10 for an amount which exceeds the aggregate value (determined at the Effective Time) of the Merger Consideration received by such Shareholder under this Agreement, and in no event (other than as provided in the following sentence) shall the indemnification obligations of the Company and the Shareholders herein exceed $7,500,000 in the aggregate. Notwithstanding anything to the contrary contained in this Agreement, the limitations upon indemnification contained in this
Section 10.4 shall not apply to Losses arising out of: (i) any breach of the representations and warranties of the Company contained in Sections 4.2, 4.3, 5.3, 5.5 and 5.10 hereof; and (ii) any employee benefit matters arising under
Section 5.21, including without limitation, any Losses incurred in connection with fair wage issues.

     10.5  Survival of Representations and Warranties. The parties agree that
           ------------------------------------------
representations and warranties made by the parties in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall survive until the timely filing of the Parent's 1999 annual report filed on Form 10-K (which date is referred to herein as the "Expiration Date"), except that the respective representations and warranties of the Principal Shareholders and the

Company contained in Sections 4.2, 5.3, 5.5 and 5.10 shall survive the Effective Time without time limitation.

11.  TERMINATION, AMENDMENT AND WAIVER

     11.1  Termination. This Agreement may be terminated at any time prior to
           -----------
the Effective Time, whether before or after approval of matters presented in connection with the Merger by the Shareholders of the Company:

          (a)  by mutual written consent of Newco and the Company;

          (b) by either Newco or the Company, if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the acceptance for payment of, or payment for, shares of Parent Common Stock pursuant to the Merger and such order, decree or ruling or other action shall have become final and nonappealable; provided, in the case of an order, decree, ruling or other order, each of the parties shall have used their best efforts to prevent the entry of any such order, decree, ruling or other order and to appeal as promptly as possible any order, decree, ruling or other order that may be entered; provided further, the right to terminate this Agreement pursuant to the foregoing clause shall not be available to any party that fails to comply with Section 8.6;

          (c) by the Parent, if the Merger shall not have been approved by the requisite votes of the Shareholders in accordance with the California Code;

          (d) by the Parent, if at any time after five days after the shareholders' meeting held for purposes of approving the vote, holders of more than 5% of the Company Stock shall have exercised, or have the continued right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger;

          (e) by either the Parent or the Company, if the Effective Time has not occurred before 11:59 p.m. (Pacific Daylight Time) on September 20, 1999, or in the event of the filing of a Registration Statement, on October 20, 1999; provided, however, that the right to terminate this Agreement under this clause
(d) shall not be available to any party whose wilful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

          (f) by the Parent, if there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement by the Company or the Principal Shareholders, and the Company or the Principal Shareholders have not cured such breach after notice of the same, and as a result of such breach the conditions set forth in Sections 9.1 or 9.3, as the case may be, would not then be satisfied; or

          (g) by the Company, if there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement by the Parent and the Parent has not cured such breach after notice of the same, and as a result of such breach the conditions set forth in Sections 9.1 or 9.2, as the case may be, would not then be satisfied.

     11.2  Effect of Termination. In the event of termination of this
           ---------------------
Agreement by either Newco or the Company as provided in Section 11.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Newco, Parent, the Company or the Principal Shareholders, other than the provisions of Sections 8.4 and 8.5, this Section
11.2 and Articles 12 and 13 and except to the extent that such termination results from the wilful or grossly negligent and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement, in which case each other party shall be entitled to recover all damages allowable at law and all relief available in equity.

     11.3  Amendment. This Agreement may be amended by the mutual agreement
           ---------
of the parties at any time before or after any required approval of matters presented in connection with the Merger by the Shareholders of the Company; provided, that after any such approval, there shall not be made any amendment that by law requires further approval by such Shareholders without the further approval of such Shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     11.4  Extension; Waiver. At any time prior to the Effective Time, the
           -----------------
parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 11.3, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

     11.5  Procedure for Termination, Amendment, Extension or Waiver. A
           ---------------------------------------------------------
termination of this Agreement pursuant to Section 11.1, an amendment of this Agreement pursuant to Section 11.3 or an extension or waiver pursuant to Section
11.4 shall, in order to be effective, require in the case of Parent, Newco or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.

12.  NONDISCLOSURE OF CONFIDENTIAL INFORMATION

     12.1  The Parent. The Parent recognizes and acknowledges that it has in
           ----------
the past, currently has, and prior to the Closing Date will have, access to certain confidential information solely of the Company in connection with its business. The Parent agrees that, (i) prior to the Closing Date, or, (ii) if this Agreement terminates prior to the Closing Date, then indefinitely, it will not disclose any such confidential information to any person, firm, corporation, association, or other entity for any purpose or reason whatsoever without prior written consent of the Principal Shareholders except as may be required by law or order of a court of competent jurisdiction, unless the Parent can show that such information has become known to the public generally through no fault of the Parent. Prior to disclosing any confidential information required by law or order of a court of competent jurisdiction, the Parent shall provide the Principal Shareholders with prompt notice of the disclosure requirement so that the Principal Shareholders may take whatever action they deem appropriate to prohibit such disclosure. In the event of a breach or threatened breach by the Parent of the provisions of this Section 12.1, the Principal Shareholders shall be entitled to an injunction restraining the Parent from disclosing, in whole or in part, such confidential information. Nothing contained herein shall be construed as prohibiting the Principal Shareholders from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

     12.2  Damages. Because of the difficulty of measuring economic losses as
           -------
a result of the breach of the foregoing covenants, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, the Parent, the Surviving Corporation and the Principal Shareholders agree that, in the event of a breach by any of them of the foregoing covenant (and in the case of the Principal Shareholders, the non-disclosure covenants set forth in their respective Non-Competition Agreements), the covenant may be enforced against them by injunctions and restraining orders.

13.  GENERAL

     13.1  Cooperation. The Principal Shareholders, the Company, Newco and the
           -----------
Parent shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. The Company and the Principal Shareholders will cooperate and use their respective best efforts to have the officers, directors and employees of the Company prior to the Closing Date cooperate with the Parent on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

     13.2  Successors and Assigns. This Agreement and the rights of the
           ----------------------
parties hereunder may not be assigned (by operation of law or otherwise) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of the Parent, and the heirs and legal representatives of the Principal Shareholders.

     13.3  Entire Agreement. This Agreement (including the schedules,
           ----------------
exhibits and annexes attached hereto) and the documents delivered pursuant hereto, including, without limitation, that certain letter agreement among the Parent and the Principal Shareholders dated as of the date hereof, constitute the entire agreement and understanding among the Principal Shareholders, the Company, the Parent and Newco and supersedes any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement of the parties hereto, enforceable in accordance with its terms, and may be modified or amended only by a written instrument executed by the Principal Shareholders, the Company, the Parent and Newco acting through their respective officers, duly authorized by their respective Boards of Directors.

     13.4  Counterparts. This Agreement may be executed simultaneously in two
           ------------
or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     13.5  Brokers and Agents. Each of the Parent and Newco, on the one hand,
           ------------------
and each of the Company and the Principal Shareholders, jointly and severally on the other hand, agrees to indemnify the other against all loss, liability, cost damages or expense arising out of or related to claims for fees or commissions of brokers employed or alleged to have been employed by such indemnifying party.

     13.6  Notices. All notices and other communications hereunder shall be in
           -------
writing (including wire, telefax or similar writing) and shall be delivered, addressed, or telefaxed as follows:

           (a)      If to the Parent or Newco, addressed to them at:

                    VerticalNet, Inc.
                    2 Walnut Grove Drive, Suite 150
                    Horsham, PA 19044
                    Attention: Gene S. Godick
                    Telephone: (215) 328-6130
                    Telefax:   (215) 443-3336

      with a copy to:

                    Morgan, Lewis & Bockius LLP
                    1701 Market Street
                    Philadelphia, PA 19103-2921
                    Attention: James W. McKenzie, Esq.
                    Telephone: (215) 963-5000
                    Telefax:   (215) 963-5299

           (b)      If to the Company or the Principal Shareholders at:

                    Isadra, Inc.
                    1000 Elwell Court, Suite 230
                    Palo Alto, California 94303
                    Attention  Nadir Ali
                    Telephone: (650) 691-1100
                    Telefax:   (650) 962-5390

           with a copy to:

                    Wilson Sonsini Goodrich & Rosati
                    650 Page Mill Road
                    Palo Alto, California 94304
                    Attention: Blair W. Stewart, Jr.
                    Telephone: (650) 493-9300
                    Telefax:   (650) 493-6811

           If to Shareholders' Representative:

                    Tira Capital Management, Inc.
                    233 Post Street, Mezzanine
                    San Francisco, California 94108
                    Attention: John G. Appel
                    Telephone: (415) 296-0100
                    Telefax:   (415) 296-0172

Each such notice, request or other communication shall be given by hand delivery, by nationally recognized courier service or by telefax, receipt confirmed. Each such notice, request or communication shall be effective (i) if delivered by hand or by nationally recognized courier service, when delivered at the address specified in this Section 13.6 (or in accordance with the latest unrevoked written direction from such party); (ii) if given by telefax, when such telefax is transmitted to the telefax number specified in this Section 13.6 (or in accordance with the latest unrevoked written direction from such party), and the appropriate confirmation is received.

     13.7  Governing Law. This Agreement shall be construed in accordance
           -------------
with the laws of the State of California, without giving effect to any of the provisions thereof that would require the application of the substantive laws of any other jurisdiction. Each party to this Agreement: (a) agrees that any legal action or proceeding under this Agreement shall be brought in the courts of the State of California or in the United States District Court for the Northern District of California; (b) irrevocably submits to the jurisdiction of such courts; (c) agrees not to assert any claim or defense that it is not personally subject to the jurisdiction of such courts, that any such forum is not convenient or the venue thereof is improper, or that this Agreement or the subject matter hereof may not be enforced in such courts; and (d) agrees to accept service of process on it by certified or registered mail or by any other method authorized by law.

     13.8  Exercise of Rights and Remedies. Except as otherwise provided
           -------------------------------
herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

     13.9  Time. Time is of the essence with respect to this Agreement.
           ----

     13.10 Severability. In case any provision of this Agreement shall be
           ------------
invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     13.11 Remedies Cumulative. No right, remedy or election given by any
           -------------------
term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

     13.12 Captions. The headings of this Agreement are inserted for
           --------
convenience only and shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

14. DEFINITIONS. As used in this Agreement, the following defined terms shall have the meanings indicated below:

     "Accounts Receivable" is defined in Section 5.13.

     "Acquisition Proposal" is defined in Section 7.3.

     "Actions or Proceedings" means any action, suit, complaint, petition, investigation known to the party, proceeding, arbitration, litigation or Governmental Entity audit or other proceeding known to the party, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Entity.

     "Actual Closing Date Liabilities" means the Liabilities of the Company as of the Closing Date, including, without limitation: (i) indebtedness or liability for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations with respect to capitalized leases and letters of credit, (iv) obligations under any interest rate protection agreements or similar agreements, and (v) guarantees of or other assurances of payment with respect to any obligations described in clauses (i) through (iv) immediately above of another person or entity (excluding endorsements of checks or other instruments for deposit of collection in the ordinary course of business), but excluding Liabilities for (A) capital leases, (B) 60-day trade payables
         ---------
     of the Company, (C) up to an
     aggregate $100,000 of documented costs, fees and expenses reasonably incurred by the Company in connection with the consummation of the Merger and the transactions contemplated thereby, (D) cash (but not promissory notes) received by the Company from the exercise prior to the Closing Date of any outstanding Company options, warrants or other convertible securities disclosed on Schedule 5.10; (E) the Company's indebtedness to
                             -------------
     the Parent under the Loan Agreement; (F) accruals in the ordinary course of business consistent with the March 31, 1999 balance sheet of the Company and accrued in accordance with GAAP. For purposes of this Agreement, the amount of Liabilities outstanding shall include the aggregate principal amount of, and accrued interest on, and unamortized discounts, prepayment premiums or penalties on Liabilities and other expenses required to prepay, defease or otherwise retire the Liabilities on or prior to Closing Date; and (G) other Liabilities up to $200,000.

     "Agent" is defined in Section 7.3.

     "Aggregate Cash Consideration" is defined in Section 2.1.

     "Aggregate Stock Consideration" is defined in Section 2.1.

     "Agreement" is defined in the Preamble to this Agreement.

     "Arbitrator" is defined in Section 2.9.

     "Audited Balance Sheet Date" is defined in Section 5.11.

     "Audited Financial Statements" are defined in Section 5.11.

     "Authorizations" are defined in Section 5.22.

     "Benefit Plan" is defined in Section 5.21.

     "Business Combination" means, with respect to any person, (i) any merger, consolidation or other business combination to which such person is a party, (ii) any sale, dividend, split or other disposition of any capital stock or other equity interests of such person, (iii) any tender offer (including a self tender), exchange offer, recapitalization, restructuring, liquidation, dissolution or similar or extraordinary transaction, (iv) any sale, dividend or other disposition of all or a material portion of the assets and properties of such person or (v) the entering into of any agreement or understanding, the granting of any rights or options, or the acquiescence of the Company, with respect to any of the foregoing.

     "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of California are authorized or obligated to close.

     "California Code" means the California Corporations Code, as amended.

     "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq.

     "Certificates" are defined in Section 2.11.

     "Charter Documents" means, with respect to any Person, its Articles/Certificates of Incorporation and By-Laws or other organization documents.

     "Closing" is defined in Section 1.6.

     "Closing Balance Sheet" is defined in Section 2.4.

     "Closing Date" is defined in Section 1.6.

     "Code" is defined in the Recitals to this Agreement.

     "Commissioner" is defined in Section 8.1.

     "Common Stock" means the common stock, no par value, of the Company.

     "Commonly Controlled Entity" is defined in Section 5.21.

     "Company" is defined in the Preamble to this Agreement.

     "Company Documents" are defined in Section 5.2.

     "Company Required Consents" is defined in Section 5.9.

     "Company Stock" is defined in Section 2.1(a).

     "Constituent Corporations" are defined in the Recitals to this Agreement.

     "Contracts" are defined in Section 5.16.

     "Conversion Number" are defined in Section 2.1(d).

     "Convertible Securities" are defined in Section 5.10.

     "Dissenting Shares" is defined in Section 2.10.

     "Effective Time" is defined in Section 1.2.

     "Employment Agreements" are defined in Section 7.8

     "Environmental Laws" mean any and all applicable treaties, laws, regulations, ordinances, enforceable requirements, binding determinations, orders, decrees, judgments, injunctions, permits, approvals, authorizations, licenses or binding agreements issued, promulgated or entered into by any Governmental Entity, relating to the environment, preservation or reclamation of natural resources, or to the management, Release or threatened Release of or exposure to Hazardous Substances, including CERCLA, the Resource Conservation and Recovery Act, 42 U.S.C.
     Section 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C.
     Section 1251 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C.
     Section 11001 et. seq., the Safe Drinking Water Act, 42 U.S.C. Section 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C.
     Section 1801 et seq., and any similar or implementing state or local law and all amendments or regulations promulgated thereunder.

     "Environmental Permits" mean all permits, licenses, approvals or authorizations from any Governmental Entity required under Environmental Laws for the operation of the business of the Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Cash" is defined in Section 3.1(a)(ii).

     "Escrow Property" is defined in Section 3.1(b).

     "Escrow Shares" are defined in Section 3.1(a)(i).

     "Estimated Closing Date Liabilities" are defined in Section 2.4.

     "Exchange Act" is defined in Section 10.1.

     "Exchange Agent" means the exchange agent designated by the Parent and reasonably acceptable to the Company.

     "Expiration Date" is defined in Section 10.5.

     "Fairness Approval" is defined in Section 8.1.

     "Financial Statements" are defined in Section 5.11(b).

     "Foreign Plans" are defined in Section 5.21(i)(xiii).

     "GAAP" is defined in Section 7.1(o).

     "Governmental Entity" means any court, administrative or regulatory agency or commission, or other governmental authority or instrumentality, domestic, foreign or supranational.

     "Governmental Permit" means any permit issued by a Governmental Entity.

     "Hazardous Substances" mean all explosive or regulated radioactive materials or substances, hazardous or toxic materials, wastes or chemicals, petroleum and petroleum products (including crude oil or any fraction thereof), asbestos or asbestos containing materials, polychlorinated biphenyls and all other materials or chemicals regulated pursuant to any Environmental Law, including materials listed in 49 C.F.R. (S) 172.101 and materials defined as hazardous pursuant to Section 101(14) of CERCLA.

     "Indemnified Party" is defined in Section 10.3(a).

     "Indemnifying Party" is defined in Section 10.3(a).

     "Indemnity Escrow Agent" is defined in Section 3.1(a).

     "Intellectual Property" is defined in Section 5.27.

     "Interim Balance Sheet Date" is defined in Section 5.11.

     "Liabilities" or "liabilities" shall have the meaning set forth in Section 5.12.

     "Loan Agreement" means that certain Loan Agreement, by and between the Company and the Parent, dated as of even date herewith.

     "Loan Documents" shall include, without limitation, this Agreement, the Security Agreement, the Secured Promissory Note, any UCC financing statements (and continuation statements) in connection herewith, and all other agreements, documents, certificates, and instruments required by the Parent in connection with the Loan Agreement, together with all alterations, amendments, changes, extensions, modifications, refinancings, refundings, renewals, replacements, restatements, or supplements, of or to any of the foregoing.

     "Lock-Up Agreements" are defined in Section 7.6.

     "Losses" are defined in Section 10.1.

     "Merger" is defined in the Recitals to this Agreement.

     "Merger Consideration" is defined in Section 2.1(a).

     "Newco" is defined in the Preamble to this Agreement.

     "Non-Competition Agreements" are defined in Section 7.6.

     "Options" are defined in Section 2.1(d).

     "Other Shareholders" means the shareholders of the Company who are not the Principal Shareholders.

     "Parent" is defined in the Preamble to this Agreement.

     "Parent Common Stock" means the common stock, par value $.01 per share of the Parent.

     "Parent Financial Statements" is defined in Section 6.5.

     "Parent Required Consents" is defined in Section 6.3.

     "PCBs" are defined in Section 5.32(h).

     "Pension Plan" is defined in Section 5.21.

     "Permits" mean all permits, licenses, franchises, approvals and authorizations from any Governmental Entity that are owned or held by the Company, or held by any Shareholder that relate to the operations of the Company.

     "Person" means any individual, corporation, limited liability company, partnership, estate, trust, sole proprietorship, unincorporated society or association, or any entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Preferred Stock" means the preferred stock of the Company.

     "Principal Shareholder Documents" are defined in Section 4.1.

     "Principal Shareholders" are defined in the Preamble to this Agreement.

     "Proceeding" means any action, claim, suit, or arbitration or proceeding (including, without limitation, an investigation or partial proceeding, such as deposition), whether commenced or, to the knowledge of the Company, threatened.

     "Qualified Company Options"  are defined in Section 2.1(d).

     "Registration Statement" is defined in Section 8.1.

     "Regulations" are defined in Section 5.22.

     "Release" means any spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, emanation or migration of any Hazardous Substance in, into, onto or through the environment (including ambient air, surface water, ground water, soils, land surface, subsurface strata, workplace or structure).

     "SEC" is defined in Section 8.1.

     "SEC Documents" is defined in Section 6.5.

     "Secured Promissory Note" means that certain Secured Promissory Note by the Company in favor of the Parent, issued under the Loan Agreement, in the original, principal amount of $1,000,000.

     "Securities Act" is defined in Section 5.15.

     "Security Agreement" means that certain Security Agreement, by and between the Company and the Parent, dated as of even date herewith.

     "Shareholder/Employee Notes Receivable" is defined in Section 5.13.

     "Shareholders" mean all of shareholders of the Company holding beneficially and of record the issued and outstanding Common Stock and Preferred Stock.

     "Shareholders' Representative" is defined in Section 2.8.

     "Special Meeting" is defined in Section 8.2.

     "Surviving Corporation" is defined in Section 1.1.

     "Tax" or "Taxes" are defined in Section 5.26.

     "Tax Returns" are defined in Section 5.26.

     "Technology" is defined in Section 5.27(g).

     "Third-Party Claim" is defined in Section 10.3(a).

     "Total Fully-Diluted Shares Outstanding" are defined in Section 2.1.

     "Transactions" are defined in Section 4.1.

     "Unaudited Financial Statements" are defined in Section 5.11.

     "Welfare Plan" is defined in Section 5.21.

     "Year 2000 Compliant" is defined in Section 5.27.

                                 *     *     *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger as of the day and year first above written.


                             VERTICALNET, INC.

                             By: _____________________________________________
                             Name:
                             Title:


                             ISADRA ACQUISITION CORP.

                             By: _____________________________________________
                             Name:
                             Title:


                             By: _____________________________________________
                             Name:
                             Title:


                             ISADRA, INC.

                             By: _____________________________________________
                             Name:
                             Title:


                             By: _____________________________________________
                             Name:
                             Title:


[signatures continue on following page]

[continuation of signature page
to Agreement and Plan of Merger]


                             _____________________________________________
                             HUGO DALEY, an individual



                             _____________________________________________
                             MUSTAFA SYED, an individual



                             TIRA CAPITAL MANAGEMENT, INC.,
                             as Shareholders' Representative


                             By: _________________________________________
                             Name:
                             Title:

                                AMENDMENT NO. 1
                        TO AGREEMENT AND PLAN OF MERGER

     This Amendment No. 1 to Agreement and Plan of Merger (this "Amendment No.1"), dated as of August 4, 1999, is entered into by and among VerticalNet, Inc., a Pennsylvania corporation ("Parent"), Isadra Acquisition Corp., a California corporation and a wholly-owned subsidiary of Parent ("Newco"), Isadra, Inc., a California corporation (the "Isadra"), Hugo Daley, an individual, Mustafa Syed, an individual, and Tira Capital Management, Inc., a California corporation, as Shareholders' Representative.

                                 RECITALS
                                 --------

     WHEREAS, the parties hereto have entered into that certain Agreement and Plan of Merger, dated as of May 24, 1999 (the "Agreement of Merger"), pursuant to which, upon the closing of the transactions contemplated thereunder, Newco shall be merged with and into Isadra and all issued and outstanding shares of capital stock of Isadra shall be exchanged for cash and shares of Parent.

     WHEREAS, on July 21, 1999, the Board of Directors of Parent approved a split of its common stock on a two-for-one basis (the "Stock Split"), with shares resulting from the Stock Split expected to be distributed by the Parent's transfer agent on or about August 20, 1999.

     WHEREAS, in light of the Stock Split, the parties desire to amend the Agreement of Merger on the terms and conditions set forth herein.

                                 AGREEMENT
                                 ---------

     NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration the receipt and sufficiency are hereby acknowledged, the parties hereby agree as follows:

     1.   Defined Terms.  Capitalized terms used herein but not otherwise
          -------------
defined shall have the meanings assigned to them in the Agreement of Merger.

     2.   Adjustment for Stock Split.  The parties agree that upon the
          --------------------------
effectiveness of the  Stock Split:

          (a) The number of shares constituting the Aggregate Stock Consideration, the Escrow Shares, the Conversion Number and the options for Parent Common Stock referenced in Section 9.2(e) of the Agreement of Merger shall each be doubled;

          (b) The number 0.01063829787 referenced in Sections 2.5(b), 2.6 and 2.7(b) of the Agreement of Merger shall be deleted and the number 0.02127659574 shall be inserted in its stead; and

          (c) The number $94 referenced in Sections 2.2 and 2.7(b) shall be deleted and the number $47 shall be inserted in its stead.

     3.   Counterparts.  This Amendment No. 1 may be executed in any number of
          ------------
counterparts, each of which when executed and delivered shall be deemed to be an original, but all which together shall be deemed to be one and the same instrument.

     4.   Headings.  The subject headings of the sections and subsections of
          --------
this Amendment No. 1 are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

     5.   Governing Law.  This Amendment No. 1 shall be construed in accordance
          -------------
with the laws of the State of California, without giving effect to any of the provisions thereof that would require the application of the substantive laws of any other jurisdiction.

     6.   Full Force and Effect.  Except as expressly provided in this Amendment
          ---------------------
No. 1, the Agreement of Merger shall remain unchanged and in full force and effect.

                                 * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date set forth above.



                              VERTICALNET, INC.

                              By:_________________________________
                          Name:     Gene S. Godick
                              Title:   Vice President, Finance and Chief
                                       Financial Officer


                              ISADRA ACQUISITION CORP.

                              By:_________________________________
                          Name:     Mark L. Walsh
                              Title:   President and Chief Executive Officer


                              By:_________________________________
                          Name:     Gene S. Godick
                              Title:   Secretary, Vice President and Chief
                                       Financial Officer


                              ISADRA, INC.


                              By:_________________________________
                          Name:     Hugo Daley
                              Title:    President and Chief Executive Officer


                              By:_________________________________
                          Name:     Mustafa Syed
                              Title:   Chief Technology Officer



                              HUGO DALEY, an individual

(Additional signatures on following page)

                              MUSTAFA SYED, an individual

                              TIRA CAPITAL MANAGEMENT, INC.,
                              as Shareholders' Representative


                              By:_________________________________
                          Name:     John G. Appel
                              Title:   President